                                                                       EXHIBIT A


                            SHAREHOLDERS' AGREEMENT


     This Shareholders' Agreement, made this 10th day of January, 1997, by and between BRINK'S SECURITY INTERNATIONAL, INC. ("BSI"), a corporation duly organized and existing under the laws of the State of Delaware, United States of America, with its principal office at One Thorndal Circle, Darien, Connecticut, U.S.A. and Valores Tamanaco, C.A. ("Valores"), a corporation duly organized and existing under the laws of Venezuela, with its principal office at Av. Urdaneta, Esq. Animas, Edif. Banco Internacional, Caracas, Venezuela, (BSI and Valores are hereinafter collectively referred to as the "Shareholders" or the "Parties".)

WHEREAS, BSI, its parent, Brink's Incorporated, and their respective affiliates (collectively "Brink's") have long been engaged in and are well known and respected worldwide in connection with the business of protecting and transporting valuables by secured transportation throughout the world and providing various related and ancillary services;

WHEREAS, Valores is a corporation formed under the laws of Venezuela on December 26, 1996 (registered with the Mercantil Registry II of the Federal District and the State of Miranda, No. 1, Volume 707-A-SGDO), for the purpose of holding shares of the joint venture company pursuant to this Agreement;

WHEREAS, the shareholders of Valores are Cartera Central, C.A., Cartera de Inversiones Venezolanas, C.A. and a newly formed corporation, Inversiones Grand Value, C.A. ("Grand Value"), which newly formed corporation holds 80.2% of the shares of Valores and which has as its current shareholders Jose Luis Feaugas and Juan Carlo Mendez Machado, attorneys for Victor Gill (President of InterBank) ("Gill") and Victor Vargas (President of Cartera Inversiones Venezolanas) ("Vargas") and which, in the future, will have as its shareholders Gill and Vargas and such other additional individuals and/or corporations as are approved by BSI under this Agreement (Cartera Central, Cartera de Inversiones Venezolanas, Grand Value, Gill, Vargas and all future shareholders of both Valores and Grand Value are referred to collectively herein as "Investors"); and

WHEREAS, each of the Investors are guaranteeing all of the obligations of Valores pursuant to this Agreement;

WHEREAS, BSI was the successful bidder for the shares of Custodia y Traslado de Valores, C.A. ("Custravalca"), a corporation duly organized and existing under the laws of Venezuela engaged in business of transportation of valuables and various other activities in Venezuela, at a public auction held by Fondo de Garantia de Depositos y

Proteccion Bancaria ("FOGADE") on December 23, 1996, with a bid in the amount of US$68,100,999 for all of the shares subject to the auction;

WHEREAS, BSI is currently the holder of 15% of the shares of Custravalca, which shares were included in the public auction of Custravalca;

WHEREAS, the Parties desire to become joint shareholders of Custravalca and enter this Agreement to set forth their agreement with respect to the establishment of a joint venture for this purpose and to regulate their respective rights and responsibilities and the management of the proposed business and affairs of Custravalca following the acquisition of the shares from FOGADE.

NOW, THEREFORE, it is hereby agreed as follows:

ARTICLE 1. ESTABLISHMENT OF THE JOINT VENTURE COMPANY

1.1 The Parties agree to become joint shareholders, as set forth herein, of a new corporation formed on January 9, 1997 by BSI under the laws of Venezuela, which corporation has paid in capital of US$2,200, has issued 1,000 shares of common stock and which has no liabilities as of the date of this Agreement.

1.2 The name of the newly formed corporation is Custravalca Brink's, C.A. (hereinafter referred to as "Custravalca Brink's" or the "Company"), subject to the terms of Article 10 of this Agreement and the terms of a Trademark License Agreement.

1.3 Immediately following execution of this Agreement, but not later than forty eight (48) hours prior to the Closing Date (as defined in Section 1.4 below), Valores shall:

     (a) Pay to BSI the amount of US$858, for which it shall receive 390 shares of the Company (out of the total of 1,000 issued shares); and

     (b) Lend to Custravalca Brink's the amount of US$7,967,817, which loan shall be non-interest bearing. The loan amount shall be wire transferred to the account of the Company; the bank and the account number for such wire transfer shall be provided prior to such transfer.

     (c) Should Valores fail to pay for the shares of the Company as provided in
(a) above and/or to transfer the loan amount as set forth in (b) above 48 hours prior to the Closing Date, this Agreement shall be null and void and neither Valores nor the Investors shall have any right to become shareholders of Custravalca Brink's or to otherwise own the shares of Custravalca; BSI shall have no further obligation to Valores or to any of the Investors.

1.4 At a closing with FOGADE, scheduled for January 14, 1997 (or such subsequent date, not later than January 20, 1997, that may be agreed upon by BSI and FOGADE) (the "Closing Date"), the Company shall acquire the shares of Custravalca not currently held by BSI from FOGADE. BSI's currently held shares of Custravalca shall remain with BSI and shall not be subject to transfer.

1.5 (a) As soon as practicable following the acquisition of the shares of Custravalca by the Company, the Shareholders shall take whatever action is necessary and appropriate to cause the mergers of Custravalca and Servicio Panamericano de Proteccion, C.A., a subsidiary of Custravalca, into Custravalca Brink's, C.A., with the latter being the surviving entity. The name of the Company will thereupon be changed to Brink's-Servicio Panamericano de Proteccion, C.A.

     (b) Upon the merger of Custravalca into Custravalca Brink's, BSI's shares in Custravalca will be exchanged for newly issued shares of Custravalca Brink's, such that the total number of shares of the Company held by BSI will equal 61% of the shares of the Company.

     (c) Upon the merger of Custravalca into Custravalca Brink's, the loan made by Valores to the Company in the amount of US$7,967,817 as set forth in Section 1.3(b) above will be capitalized. Valores shall thereupon receive newly issued shares of Custravalca Brink's, such that the total number of shares of the Company held by Valores will equal 39% of the shares of the Company.

     (d) Upon the merger of Custravalca into the Company, the Shareholders shall take such action as is permissible under local law to provide for either a cash payment or other purchase by the Company of the shares of Custravalca owned by shareholders holding less than 1% of the shares of Custravalca at the time of the merger, i.e. those shareholders holding 0.08% of Custravalca's shares which were not subject to the auction, or take such other action as may be permissible to achieve the same ultimate result.

1.6 (a) Following the mergers and other actions set forth in 1.5 above, the shares of Custravalca Brink's shall be held by the parties in the following proportions:

     BSI:      61%
     Valores:  39%

The shares held by BSI shall be designated Class A Shares and the shares held by Valores shall be designated Class B Shares.

     (b) Except as specifically set forth in this Agreement or unless otherwise agreed by the Parties, the holders of Class A and Class B common stock of Custravalca Brink's shall be entitled to pre-emptive rights to subscribe for or purchase pro rata, based upon the percentage shareholdings set forth above, any shares issued in addition to the shares issued by Custravalca Brink's as provided above.

     (c) Except as specifically provided in this Agreement, each share of Class A and Class B common stock of Custravalca Brink's shall be of equal rights in all respects and for all purposes and each share of common stock shall accord to the holder thereof: (a) one vote at the meetings of Shareholders of Custravalca Brink's in respect of each share owned and fully paid by the holder; (b) the right to receive dividends; (c) the right to subscribe for or purchase any additional shares issued by Custravalca Brink's pursuant to this Article 1.6; and (d) the right to participate in the distribution of assets of Custravalca at the time of the winding-up thereof. These shares shall be subject to restrictions on transfer as set forth in this Agreement.

ARTICLE 2. PURCHASE OF CUSTRAVALCA SHARES FROM FOGADE

2.1 At the closing with FOGADE on the Closing Date, BSI is obligated by Agreement with FOGADE dated December 23, 1996, to pay in United States Dollars the sum of $57,877,671 for the shares to be transferred by FOGADE to Custravalca Brink's. This amount reflects the total purchase price of US$68,100,999 less the value of BSI's existing 15% shareholding in Custravalca. Upon payment of this amount in cash, the shares of Custravalca not currently held by BSI will be transferred by FOGADE to Custravalca Brink's.

2.2 The funds necessary for the closing with FOGADE on the Closing Date shall be provided as follows:

     (a) The Company shall pay US$7,967,817, the proceeds of the loan from Valores, to FOGADE at closing.

     (b) The remaining amount to be paid to FOGADE on the Closing Date, US$49,909,854, shall be obtained through financing obtained by Custravalca Brink's, pursuant to loan agreements negotiated by BSI with Banco Mercantil on behalf of itself and other banks (collectively, "Banco Mercantil") and approved and authorized by the current Board of Directors of the Company. The loans (both short and long term), which are to be repaid by the Company, will be guaranteed by the Company and its operating subsidiaries, but not by the Company's Shareholders. By execution of this Agreement, Valores and the Investors hereby acknowledge and consent to the terms of the loan agreements as may be agreed upon by BSI and Banco Mercantil on behalf of Custravalca

Brink's and agree that neither BSI, nor its parent, subsidiary or affiliated companies, nor any of the directors of the Company, shall have any obligation or liability to Valores, the Investors, Custravalca Brink's, Custravalca or any other individual or entity in connection with or arising from the negotiation and/or final execution of the loan documents.

     (c) BSI's contribution to payment of the successful bid price of US$68,100,999 shall be the value of its existing 15% interest in Custravalca which was included in the shares subject to public auction by FOGADE.

ARTICLE 3. STATUTES AND ORGANIZATION RULES

3.1 (a) The Articles of Incorporation and the By-Laws of Custravalca Brink's shall be modified as soon as practicable following the Closing Date and/or the mergers referred to in Article 1.5 above to reflect the terms of this Agreement. The modified Articles of Incorporation and By-Laws shall be substantially in the form of Attachment A, annexed hereto and incorporated by reference herein.

3.2 Notwithstanding the provisions of Article 3.1, in the event of any conflict between the terms of this Agreement and the Articles of Incorporation and By-Laws of Custravalca Brink's, the terms of this Agreement shall prevail and the Parties hereto shall cause the appropriate Shareholders' (and/or Board of Directors') meeting to be held and shall vote in favor of the amendment of the said Articles and By-Laws so as to remove any such conflict. To the extent that it is not practicable to draw up the Articles and By-Laws to incorporate any or all of the provisions of this Agreement, the Parties are agreed that the provisions of this Agreement shall govern and be conditions precedent to the continuation of the existence and operations of the Company.

ARTICLE 4. BUSINESS OF THE COMPANY AND CAPITAL CONTRIBUTIONS

4.1 The business of the Company (the "Business") shall include the following services in Venezuela: armored car services for the transportation of currency, diamonds and jewelry, precious metals and other valuables and securities; servicing of automated teller machines, including cash replenishment, deposit pick-up and maintenance; processing, counting and wrapping coin; processing and counting paper currency; providing various vaulting services; providing ground support for international air courier services and such other services as shall be mutually agreed by the Parties. In addition, to the extent and for any period that the Company continues to hold the shares of companies engaged in businesses which differ from the above description, e.g., printing, transportation of non-valuable packages, the business of the Company shall also include the business of these various subsidiaries in Venezuela.

4.2. The Parties agree that, to the extent possible, the financing of the Company's business shall be from the Company's retained earnings from the operation or from indebtedness. It in order to obtain indebtedness in the future (following acquisition of the shares of Custravalca) on terms acceptable to the Company it is necessary for such indebtedness to be wholly or partially guaranteed, the Shareholders, if required, shall each guarantee their pro rata share of such indebtedness, provided that such limited several guarantees shall in each case be in such form as the Shareholder may reasonably approve. The Parties hereby acknowledge that until the indebtedness of the Company is reduced to an amount below the initial stockholders equity level or subsequent stockholders equity levels, whichever is lower, it is their intention that all surplus cash shall be applied to the reduction of the indebtedness of the Company.

4.3 In addition to any capital contributions to be made as described in this Agreement, each Shareholder shall be obligated to contribute to the Company a pro rata share of the funds necessary for the purpose of funding the business, as shall from time to time be called for and approved by the Shareholders in accordance with this Agreement. Additional shares of the Company will be issued to each Party making such capital contribution, on a pro rata basis based upon the percentage of shareholding in the Company and the capital contributed. In addition to any other remedy for non-payment of such contribution which may be available to the Parties, failure to make the required capital contributions will result in dilution of a shareholder's interest in the Company; the proportional dilution shall be based upon the Company's shareholders equity (per its most recent monthly financial statements) and the amount of capital contributions made by the Shareholders.

4.5 The Company may pay dividends on its common stock if and to the extent declared by Shareholders, upon resolution of the Board of Directors, provided, however, that any distribution shall be permitted by the laws of Venezuela. The payment of dividends by the Company shall, however, be subject to the following general guidelines:

     (a) It is anticipated that dividends will not be paid in the first four or five years of operation following the Parties acquisition of the shares of Custravalca as provided herein, as the Company will be in the process of retiring the majority of the debt balance incurred in January 1997 (as set forth in Section 2.1(b)).

     (b) Thereafter, it is anticipated that dividends will be paid under the following general conditions:

          (i) Retained earnings are positive;

          (ii) Stockholders' Equity is equal to or greater than Debt (obligations for borrowed money); and

               (iii) The Company has achieved its break-even point, defined as total cash inflows from operations equaling or exceeding total cash expenditures (including capital expenditures).

     If all of the conditions specified in (b)(i) through (iii) above are met, then the amount of dividend is anticipated to be in the range of 30% to 90% of net earnings after income taxes (net income after income tax).

ARTICLE 5. THE BOARD OF DIRECTORS

5.1 Immediately following the filing of the modified Articles of Incorporation as required by Section 3.1, the Board of Directors of the Company shall be increased to five (5) Directors. The holder of Class A shares (BSI) shall have the right to appoint three (3) Directors and their respective alternates. The holder of Class B shares (Valores) shall have the right to appoint two (2) Directors and their respective alternates. The failure of any Party to appoint its respective number of directors as set forth above shall not be deemed a waiver of its right to make such an appointment in the future.

5.2 In case of a vacancy occurring in the Board of Directors caused by death, resignation, removal, disqualification or any cause affecting any Director, the party who designated said Director shall have the right to designate his successor who shall then be elected by the Shareholders.

5.3 In the election of Directors pursuant to any of the provisions of this Article, the Parties shall use their respective voting powers and do all such acts and things as may be necessary to ensure that the Shareholders shall duly elect the Directors (and alternates) appointed or designated by Class A and Class B shareholders (BSI and Valores), respectively. Such actions shall include, but not be limited to, agreeing to the prompt scheduling of a Shareholders' Meeting for the purpose of electing any Director or filling any vacancy on the Board of Directors.

5.4 (a) Resolutions of the Board of Directors can be passed either by a meeting of directors (or their alternates), present in person or by video or telephone conference call, or by Written Consent of Directors (as set forth in (b) below). The quorum required for the first and second call of any Board of Directors meetings shall be four out of the five Directors. The quorum for a third call of any Board of Directors meeting shall be three out of the five Directors.


     (b) Notwithstanding anything contained in this Article to the contrary, any action required to be taken by the Board of Directors may be taken by means of a Written

Consent, which must be signed by all Directors. A signature reflected on a telecopy (facsimile), thereafter confirmed by hard copy shall be sufficient for such action.

     (c) At least 14 days written notice shall be provided for any meeting of the Board of Directors, unless shorter notice is necessary and the Directors unanimously agree to such shorter notice, provided, however, that in an urgent matter, shorter notice shall be permitted if a majority of the Directors agree to such shorter notice. The notice shall state the purpose or purposes for which the meeting is being called. Only five (5) days notice shall be required for the second call of any Board of Directors' meeting. Written notice shall not be required for a third call of any Board of Directors' meeting; a third call shall occur within 24 hours of the second call.

     (d) All decisions of the Board of Directors shall be by a majority present, in person or by video or telephone conference, and voting.

     (e) Unless otherwise agreed by the Shareholders in any specific case, no Director shall receive any remuneration or fees from the Company for serving as a Director nor shall he be entitled to make a claim against the Company for any expenses incurred by him in connection with his service as a Director.

5.5 The Chairman and the Secretary of the Board of Directors shall be directors (or their alternates) appointed by the holders of Class A shares and shall be appointed by the holders of Class A shares.

5.6 Except for those issues reserved exclusively for Shareholders' by law or by this Agreement, all decisions regarding the Company will be made by the Board of Directors.

ARTICLE 6. SHAREHOLDERS' MEETINGS

6.1 Shareholders holding a majority of the issued common stock of the Company, whether present in person or by proxy, shall form a quorum for any general or special meeting of the Company. Except as set forth in Section 6.3 below, all decisions of Shareholders will be validly adopted when the majority of the shares present at the meeting vote in favor of the decision.

6.2 At all meetings of Shareholders, the Shareholders shall vote shares held by them in such a manner as to comply with and effectuate the provisions of this Agreement. In addition, each of the Shareholders shall ensure that their designated Directors shall act and vote toward the objective of giving full force and effect to the provisions of this Agreement.

6.3 Notwithstanding anything in this Agreement to the contrary (with the exception of the provisions of Section 6.4 below), the affirmative vote of holders of 75% of the issued common stock (whether Class A or Class B) of the Company shall be required for the following actions:

     a) Change in the business of the Company as defined by this Agreement;

     b) Amendment of the Articles of Incorporation and By-Laws involving the matters set forth in these provisions, provided, however, that the amendments required by Article 3.1 of this Agreement, as reflected in Attachment A, are deemed approved as required hereunder,

     c) Except as set forth in 6.4 below, the sale of assets of the Company with a value in excess of US$2 Million, which amount shall be adjusted annually for inflation,

     d) The decision to wind-up, dissolve or liquidate the Company or to place the Company in bankruptcy;

     e) Any merger or consolidation of the Company with an unrelated company;

     f) Any change in the dividend policy of the Company as set forth in Section 4.5;

     g) Any agreement between the Company and any Party or Investor, not in the ordinary course of business, provided, however, that: (i) the Management Agreement and Trademark License Agreement attached hereto as Attachments B and C shall be deemed approved by the Shareholders as required hereunder;
     (ii) the sale of Custravalca's shares in Brink's Peru to BSI as provided in
     Section 6.4 below shall be deemed approved by the Shareholders as required hereunder; and (iii) the Parties hereby acknowledge and agree that agreements between the Company and any Brink's related entity in connection with the international transportation of valuables, as set forth in Section 9.3, are agreements made in the ordinary course of business and are, therefore, excluded from this provision;

     h) Any decision seeking additional capital contributions from the Shareholders in an aggregate amount in excess of USD 5,000,000 (Five Million U.S. Dollars) per year or seeking a guarantee by the Shareholders of indebtedness of the Company in an aggregate amount in excess of USD 5,000,000 (Five Million U.S. Dollars) per year, and

     i) Any decision to submit the shares of the Company to a public auction.

6.4 By execution of this Agreement, the Shareholders hereby approve and consent to the following provisions and agree that it shall not be necessary to convene a Shareholders' Meeting to take the actions set forth herein. Furthermore, it is agreed that, notwithstanding anything set forth in Section 6.3 above to the contrary, none of the actions set forth below shall require the approval of a 75% majority vote; to the extent, however, that a 75% majority vote is deemed necessary for such actions (pursuant to this Agreement or otherwise), by execution of this Agreement, the action is hereby approved by the requisite 75% of issued common stock. The Shareholders hereby agree to take such additional action, if any, as is necessary to effectuate the actions set forth below.

     a) BSI shall have the option to purchase all of the shares of Brink's Peru currently held by Custravalca (directly or indirectly) (either through a direct purchase of the shares or through some other mechanism which, in the discretion of BSI is more advantageous to accomplish the transfer of Brink's Peru shares, e.g. the purchase of the shares of the subsidiary holding the shares of Brink's Peru) for a total purchase price of US$5,278,000. The proceeds of this sale (net of applicable taxes) would be used, along with other assets of Custravalca (including, but not limited to, existing cash reserves) to repay the short term debt of Custravalca Brink's.

     b) The Shareholders approve of the sale of any subsidiary or affiliate of the Company which is not engaged in the cash-in-transit (CIT) business, including, but not limited to, Radio Contacto, C.A. and Grapho Formas Petare, C.A., for purposes of reducing the debt of the Company and specifically authorize the Board of Directors to take such action as it deems appropriate, by majority vote, in connection with the sale of any such company. No further action by Shareholders' shall be required to approve or authorize any such sale.

     c) The Board of Directors and/or Shareholders of the Company, as existing at the time of the execution of this Agreement or as thereafter constituted, shall be authorized to take such action as is necessary to:
     (i) cause the merger of Custodia y Traslado de Valores, C.A. and Servicio Panamericano de Proteccion, C.A. into Custravalca Brink's, C.A.; (ii) issue new shares to BSI and Valores, respectively, as described in Section 1.5 of this Agreement; (iii) provide a mechanism for addressing the holders of the 0.08% shares of Custravalca, as described in Section 1.5; and (iv) change the name of the Company to Brink's - Servicio Panamericano de Proteccion, C.A.

     d) The Shareholders approve, subject to the approval of the Board of Directors, the future participation of Banco Provincial as a shareholder of the Company, either through a contribution of assets (cash and/or non-cash) or by means of a merger of Banco Provincial's current armored transportation business or both.

     The Board of Directors is hereby authorized to pursue such participation, to negotiate the details of any such transaction and to approve, by majority vote, the terms of such future participation, subject only to the conditions of this section. The Shareholders understand and agree that any such future participation by Banco Provincial shall reduce their interest in the Company in proportion to their respective shareholding interest in the Company at the time such participation is approved by the Board of Directors. Should Banco Provincial become a shareholder of the Company, the Shareholders' hereby agree to take necessary action to amend this Agreement and the Articles to effectuate such participation, including, but not limited to, issuance of a new class of shares (Class C) and, if appropriate by the terms of the transaction, increasing the number of directors on the Board of Directors to provide Banco Provincial's representation on the Board, provided, however, that any such amendments will retain BSI's majority status on the Board of Directors and as shareholder, as well as the right of Valores to two directors on the Board of Directors. Banco Provincial shall be required to become signatory to this Agreement as a condition of becoming a shareholder of the Company.

6.5 The Shareholders shall appoint two (2) Principal Examiners and their respective alternates at the annual meeting of Shareholders. One of the Examiners shall be appointed by the holders of Class A shares and the second shall be appointed by the holders of Class B shares. The shareholders making the initial appointment (Class A or Class B) shall have the right to remove the Principal Examiner appointed by them and to replace the same.

ARTICLE 7. TRANSFER OF SHARES

7.1 Restrictions on Transfer. No party hereto shall sell, transfer, mortgage, pledge, assign or in any way dispose of or encumber the beneficial ownership of any shares owned by it at any time except as set forth in this Article 7.

7.2 Right of First Refusal. If a Party wishes to sell or transfer shares of the Company (the "Offeror"), then the Offeror shall first give written notice by overnight mail (Fed Ex or DHL) (the "Sale Notice") to the other Party (the "Offeree"), offering to sell any or all of its shares in the Company (the "Offered Shares") to the Offeree, in accordance with the provisions of this Article.

     (a) If the Offeror has not yet received a bona fide offer from a third party, the Offeror shall offer the shares at fair market value as of the date the offer is made or deemed to have been made as determined in accordance with
Article 7.3. The Offeree shall have thirty (30) days following receipt of the Sale Notice or following the final determination of fair market value under
Article 7.3 (whichever is later) to accept or reject the offer to buy all of the Offered Shares by written notice to the Offeror. Failure to provide written notice of its intent to accept or reject within this thirty
(30) day period shall be deemed a rejection.

If accepted, the sale or transfer shall be completed within thirty days. If rejected after the process outlined above, then the Offeror shall have the right to sell or transfer the Offered Shares to a third party, provided that: (a) the selling price and the terms of the sale or transfer to the third party shall not be more favorable than those offered to the Offeree; (b) any transfer to the third party must be completed within three months following the final rejection of the offer by the Offeree; (c) the Offeree consents, in writing, to the sale or transfer to that third party, which consent shall not be unreasonably withheld; and (d) the third party complies with the provisions of Clause 7.6 hereof.

     (b) If the Offeror has received a bona fide offer from a third party to purchase the Offered Shares which the Offeror is prepared to accept, then a copy of that third party offer shall be attached to the Sale Notice to be provided to the Offeree. The Sale Notice shall constitute an offer, irrevocable within the time hereinafter specified for acceptance, by the Offeror to sell all of the Offered Shares to the Offeree at the same price per share of each class and on the same terms and conditions as set forth in the third party offer to purchase attached to the Sale Notice. The Offeree shall have thirty (30) days following receipt of the Sale Notice from the Offeror to accept or reject the offer to buy all of the Offered Shares by written notice to the Offeror. Failure to provide written notice of its intent to accept or reject within this thirty (30) day period shall be deemed a rejection.

If accepted, the sale or transfer shall be completed within thirty (30) days. If rejected after the process outlined above, then the Offeror shall have the right to sell or transfer the Offered Shares to any third party (whether or not the third party making the original offer), provided that: (a) the sale or transfer shall be completed pursuant to the term no more favorable than those contained in the third party offer and which were attached to the Sale Notice; (b) any sale or transfer to the third party must be completed within three months following the final rejection of the offer by the Offeree; (c) the Offeree consents, in writing, to the sale or transfer to that third party, which consent shall not be unreasonably withheld; and (d) the third party complies with the provisions of Article 7.6 hereof.

     (c) In the case of a proposed sale or transfer to a third party, no such transfer or sale shall be registered by the Directors of the Company nor given effect in any way by the Company unless all of the provisions of this Article have been satisfied.

     (d) In no event shall any Shareholder offer or transfer its shares to a third party which is a competitor of BSI or the Company, without the prior written consent of BSI.

     (e) In the event that BSI seeks to sell all of its shares to a third party and that Valores rejects the Offer to purchase the shares as provided above, BSI agrees that, upon written request of Valores received by BSI within 10 days of the rejection of the Offer for Valores to purchase the shares, BSI shall seek to sell the shares of both BSI and Valores, on the same terms, to a third party (and not only its own shares), provided, however, that should a purchaser not be found for the purchase of all of the shares at a price acceptable to BSI during a twelve month period following receipt of such written request from Valores, BSI shall not thereafter be precluded from selling its own shares in Custravalca Brink's, without the shares held by Valores. It is further agreed that the provisions of this Section (e) shall not apply in the event of a public offering of the shares.

7.3 Fair Market Value: The determination of the aggregate fair market value of all of the shares at any time shall be done: (a) by mutual agreement of the Parties taking into account any factors which the Parties shall consider to be relevant; or (b) if mutual agreement shall not be reached within thirty (30) days of receipt of the Sale Notice, by a valuation performed by an internationally recognized investment bank or a firm with significant valuation expertise such as an internationally recognized accounting firm (the "international investment firm") or such other valuation firm to be mutually selected by the Parties or by a panel as described below, which valuation shall be final and binding. The Parties shall make every effort to reach agreement as to the selection of an international investment firm. Failing such agreement within forty five (45) days of receipt of the Sale Notice, each of the Parties shall then, within the following fifteen (15) days, designate an individual from the international investment firm of its choosing, provided, however, that in no event shall they be from the same firm. These two individuals appointed by the Parties shall appoint a third individual from a different international investment firm within fifteen (15) days following their appointment. These three individuals shall constitute the panel, which shall decide upon the fair market value. In the event that all three individuals do not agree upon the fair market value, then the fair market value agreed upon by any two of the three individuals shall be deemed to be the fair market value of the shares; if no two individuals shall agree, the average of the two closest of such appraisals shall be deemed to be the fair market value. The cost of the valuation shall be paid by the Parties on an equal basis if selected by mutual agreement. In the event of a panel, each Party shall pay the cost of the individual selected by it and share equally the cost of the third individual.

The Parties agree that time is of the essence in reaching an aggregate fair market valuation under the foregoing paragraph and further agree that any such valuation shall be reached within forty five (45) calendar days after the appointment of the international investment firm or panel, as described above, or such longer period as to which the parties agree; The determination of fair market value shall be communicated to each of the Parties in writing as soon as practicable after the determination is made. Shares shall be valued as of the date of the final determination of fair market value.

7.4 Legend. All certificates evidencing the common stock shall have the following legend (translated into Spanish) placed on the front thereof simultaneously with the purchase of such common stock and duly noted in the Share Registry Book:

     "No transfer or encumbrance may be made of the shares evidenced by this certificate, except upon compliance with the terms of the Articles of Incorporation and By-Laws of the Corporation as from time to time amended and of any shareholders' agreement."

7.5 Transfer to BSI Affiliates: The restrictions contained in Article 7.1 and
7.2 shall not apply to a transfer, assignment or other disposition by BSI to an affiliate. Transfers or assignments to affiliates of BSI shall be permitted, without limitation, provided only that as a condition of such transfer or assignment, BSI causes the affiliate to execute this Agreement and acknowledge its terms. An "affiliate" when used in this clause means, with respect to any person at any time, an other person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such person. "Control" (including the terms "controlling", "controlled by" and "under common control with"), as used with respect to any person shall means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person and majority ownership of such person.

7.6 Applicability of Restriction on Transfer. All transfers, assignments or other disposition of shares to any person who is not then a party to this Agreement shall be subject to the execution and delivery by such transferee of a written instrument evidencing the agreement of such party to be bound by this Agreement effective upon acquisition of any interest in the shares.

7.7 Transfer upon Change in Ownership of Valores: In the event of the triggering events detailed in Section (a) below, the shares of the Company held by Valores shall be offered to BSI (or its designee), upon the terms and conditions detailed in Section (b) below:

     (a) The triggering events requiring the provision of an option to BSI (or its designee) to purchase the shares held by Valores are as follows:

          (i) The Investors (as of the date of this Agreement) collectively no longer control Valores or Grand Value, respectively,, as "control" is defined in Section 7.5 above;

          (ii) The Investors no longer represent, directly or indirectly, the interests of banking institutions in Venezuela, provided, however, that this shall not constitute a triggering event if Gill and Vargas continue to "control" Valores (directly or through control of Grand Value),, as "control" is defined in
     Section 7.5 above;

          (iii) To the extent that any of the Investors are individuals, the individual Investor dies or otherwise becomes incapacitated, provided that such death or incapacity shall not be a triggering event if the remaining Investors collectively continue to control Valores and Grand Value, respectively, as "control" is defined in Section 7.5 above;

          (iv) Any of the Investors become insolvent or declare bankruptcy;

          (v) Any of the Investors are charged with any criminal activity; or

          (vi) Any transfer, sale, assignment, pledge or other disposition of shares of Valores or Grand Value to any individual or entity which has not been approved by BSI pursuant to this Agreement, provided, however, that the Parties agree that the inclusion of this circumstance as a triggering event under this section shall be in addition to any claims, rights or remedies available to BSI for such breach of the Agreement.

     (b) In the event of a triggering event requiring that BSI (or its designee) be given the option to purchase the shares of Custravalca held by Valores, BSI (or its designee) shall have six (6) months from the date that BSI has knowledge of the triggering event within which to provide notice of its intent to exercise such option. Failure to provide written notice of its intent to exercise the option within such six month period shall be deemed a rejection of the option. In the event that BSI (or its designee) provides notice of its intent to exercise the option, the purchase price for the option shall be the fair market value for the shares, as determined by the procedure set forth in Section 7.3 above. BSI (or its designee) shall, however, have the right to decline to purchase the shares, notwithstanding any prior notice to the contrary, in its sole discretion, within 30 days following the determination of the fair market value. Should BSI decide to proceed with the option to purchase the shares following the determination of fair market value, the shares shall be transferred within thirty five (35) days after the determination of fair market value.

     (c) Notwithstanding anything in this Agreement to the contrary, BSI shall have the right, at all times, to approve any new investors or shareholders in Valores and/or in Grand Value (whether by transfer, assignment, sale, pledge of shares, issuance of new shares or otherwise). In addition to BSI approval, Valores and the Investors agree that any new investor or shareholder in Valores and/or in Grand Value must agree to be bound by the terms of this Agreement, by execution and delivery to BSI of a written instrument evidencing the agreement of such party to be so bound. Although subject to the approval of BSI, the transfer of shares of Valores or Grand Value to any new investor or shareholder shall not trigger a right of first refusal under this Article. In addition, the transfer of Valores' shares in Custravalca Brink's to an affiliate under common control of Valores, as "control" is defined in Section
7.5 above, shall not trigger a right of first refusal to BSI as set forth in this Article, although any such transfer shall be subject to approval of BSI, which approval shall not be unreasonably withheld. For purposes of this Section, Valores and/or Grand Value shall provide written notice to BSI identifying any new investor or shareholder of Valores or Grand Value, respectively, at least forty five days prior to such individual or entity becoming a shareholder of Valores or Grand Value, respectively; BSI shall provide written notice of its decision (to approve or not to approve) within thirty days of receipt of such written notice from Valores and/or Grand Value.

ARTICLE 8. CONDITIONS

8.1 This Agreement is subject to the following conditions:

     (a) the purchase of shares of the Company for payment of US$858 and the transfer of funds as a loan to the Company in the amount of US$7,967,817, in accordance with Section 1.3; and

     (b) The final closing with FOGADE on the Closing Date; and

     (c) The execution of the Management Agreement and the Trademark License Agreement attached hereto as Attachments B and C;

(collectively, the "Conditions").

8.2 In the event that the Conditions referred to under Clause 8.1 are not fully satisfied in the time set forth in applicable provisions of this Agreement, this Agreement shall terminate, without any liability to any other Party. Should the Agreement terminate as a result of the failure of the conditions in (b) and (c) above following payment of US$7,967,817 to the Company as provided in Section 1.3(b), this loan shall be repaid to Valores, provided, however, that all shares in the Company held by Valores are transferred to BSI or to the Company (as may be designated by BSI at the time).

ARTICLE 9. MANAGEMENT OF THE COMPANY AND RELATIONS WITH AFFILIATES

9.1 Management of the Company: (a) In light of its expertise in the industry, BSI or its designated affiliate shall have the right to manage the Company and shall enter into a Management Agreement with the Company in the form annexed as Attachment B, as soon as practicable following the Closing Date. BSI (or its designated affiliate) shall provide advice to management personnel and shall provide know-how and technical support to the Company for the management of its day-to-day activities. BSI (or its designated affiliate) shall be entitled to take action to assure that the Company is managed in accordance with Brink's standards. Brink's shall be entitled to reimbursement of certain costs and expenses incurred in connection therewith in accordance with the Management Service Agreement.

     (b) Pursuant to the Management Agreement, BSI or its designated affiliate shall provide access to the Company for its use in engaging in the Business, such proprietary software (which contains technology and information systems) as is available to other Brink's related companies (at no acquisition cost), provided, however, that neither BSI nor its designated affiliate assumes any obligation to create any software for use in Venezuela or to otherwise modify its existing software. In addition, BSI or its designated affiliate shall make available to the Company for its use in engaging in the Business, any products, components, hardware or other equipment which may be available to other Brink's related companies, at a cost to be mutually agreed upon by the Company and Brink's.

     (c) BSI or its designated affiliate shall have the right to nominate the individuals to serve as President and/or General Manager and other senior officers of the Company (and/or its subsidiary or affiliated companies), which nominations shall be subject to the approval of the Board of Directors. BSI or its designated affiliate shall also have the right, subject to approval and action by the Board of Directors, to recommend and/or approve the dismissal of any individuals serving as President and/or General Manager or as other senior officers.

     (d) The President and/or General Manager and other senior management of the Company shall be responsible for the hiring of necessary employees and the overall supervision and conduct of the day-to-day business of the Company. Management shall make all operational and security decisions relating to the Company's business and objectives in accordance with Brink's standards. Management shall prepare and implement budgets and business plans as approved by the Board of Directors and shall prepare such periodic reports for presentation to the Board of Directors as the Board may reasonably request from time to time. Management shall be responsible for establishing guidelines for customer contracts, including, but not limited to, pricing and liability-issues, which guidelines shall be subject to review and approval by BSI.

9.2 Local and Market Support: Valores shall provide local logistical support for the Company and shall, through the respective bank affiliations of the Investors, provide a portion of the customer base for Custravalca Brink's and its subsidiary and affiliated companies.

9.3 International Air Courier Shipments: The Company shall provide ground support in Venezuela for international air courier shipments on behalf of Brink's (including all affiliated and related companies in its international network of companies), whether in connection with exports from or imports into Venezuela. The Shareholders agree that, notwithstanding anything contained in this Agreement to the contrary, the Company shall be authorized to perform such ground support services on behalf of Brink's at rates to be mutually agreed upon between the Brink's company and the Company.

9.4 Accounting and Auditing: (a) The Company will establish and maintain accurate and complete accounting records according to accounting principles generally accepted in Venezuela and in the United States and in accordance with standards prescribed by applicable law and regulation.

     (b) The fiscal year of the Company shall end on December 31 of each year, unless otherwise agreed by the Board of Directors. The Company shall, at its expense, cause the books of the Company to be audited at the end of each fiscal year by KPMG Peat Marwick Alcaraz, Cabrera, Vasquez ("KPMG") or such other "Big Six" internationally recognized firm of independent public accountants as the Shareholders shall appoint and shall provide each of the parties with a copy of its audited financial report within 7 days from receipt from the auditors and in no event later than 120 days after the end of the relevant fiscal year. The first auditor shall be KPMG. In addition, copies of all annual tax returns for the Company shall be provided to the Shareholders within 7 days of filing with the appropriate government entities.

9.5 Right of Inspection: BSI and Valores, through their duly authorized representatives, shall each have the right at any time during office hours to inspect the books and records of the Company and to obtain copies, at their own cost, of statements, contracts, minutes, reports, correspondence and other records and documents of the Company, subject to the confidentiality provisions of this Agreement and any confidentiality requirements relating to the information subject to inspection hereunder.

ARTICLE 10. TRADEMARKS

10.1 The Company shall have the non-exclusive rights by way of license during the term of this Agreement to use the name "Brink's" and also the Brink's logos (collectively referred to herein as the "Brink's Trademarks") in Venezuela in connection with the business of the Company, as more fully defined in and pursuant to the terms of the Trademark License Agreement in the form annexed as Attachment C. The Parties expressly recognize that the Brink's Trademarks shall at all times remain the exclusive property of Brink's. The Parties shall cause the Company to execute the Trademark

License Agreement in the form attached hereto, as soon as practicable following the Closing Date.

10.2 If this Shareholders' Agreement shall be terminated for any reason or if Brink's shall no longer be a majority shareholder of the Company or if the Management Agreement between Brink's (or its designated affiliate) and the Company is terminated for any reason whatsoever or if any other conditions described the Trademark License Agreement exist for termination, any right to use the Brink's Trademarks or to otherwise indicate an affiliation with Brink's shall thereupon immediately terminate. Upon termination of such right, the Company, Valores and the Investors hereby undertake to Brink's and BSI that they will neither claim any right to adopt or use, or will adopt or use, in any way or for any reason the name of, or the trademarks (or any marks similar thereto or any derivation therefrom) or other intellectual property rights belonging to, or used by, Brink's. Furthermore, each of the Parties hereto and the Investors undertake that upon the termination of the license, they will take all necessary measures, including passing an appropriate resolution, to immediately change the name of the Company to a name not including any word or words similar to Brink's or any word or words which are likely to deceive or cause confusion and to assure that the Company ceases any use of the Brink's Trademarks. The obligations set forth in this section shall survive expiration or termination of this Agreement.

ARTICLE 11. ROYALTIES


11.1 Commencing on January 1, 2000 (or such later date as may be mutually agreed upon by the Parties hereto in the future), the Company shall pay to BSI, or its designated affiliate, a royalty of three percent (3%) of the gross revenue of the Company from whatever source derived. This royalty shall be in consideration of the license to the Company of the Brink's name and other trademarks pursuant to the terms of the Trademark License Agreement and recognizes the technology and know-how to be provided to the Company by BSI pursuant to this Agreement and the Management Agreement. It is understood that no royalty shall be payable until such future date due to the financial obligations of the Company, including its obligations to financial institutions in connection with the loans referred to in Section 2.2(b) above.

11.2 The royalty payments required hereunder shall be paid on a quarterly basis. The payment shall be made in U.S. Dollars, converted from local currency at the average official rate of exchange for that quarter. Each royalty payment shall be accompanied by a written report from the Company of the amounts of gross revenue of the Company during such period and a statement giving an account of the royalties due thereon.

ARTICLE 12. CONFIDENTIALITY AND NON-COMPETITION

12.1 The Parties hereto and the Investors covenant with each other that, during the term of this Agreement and for a two year period following its termination, each shall maintain in strict confidence and secrecy and shall not, directly or indirectly, use or disclose to a third party, any information of a proprietary nature that it shall receive, directly or otherwise, pursuant to this Agreement or in connection with the operation of the business of the Company, whether relating or belonging to the Company or to any of the Parties or to the Investors (except where the regulations relating to the stock exchange on which a party or its parent company is quoted, requires certain disclosures, in which case, disclosure shall be limited to the information required to be disclosed and notice shall be provided to the other Shareholder). If warranted, any disclosure and publicity by the Company or any one Party hereto or the Investors must be through the written consent of the other Shareholder.

12.2 The Parties and the Investors agree that Brink's proprietary rights to its technology, products, processes and know-how shall remain the sole and exclusive property of Brink's and that neither the Company, Valores nor the Investors shall obtain or attempt to assert any right or interest in such rights. Neither the Company, Valores nor the Investors shall at any time use any such information received from BSI or Brink's for any purpose other than for the sole purpose of engaging in the Business of the Company in Venezuela, as set forth in this Agreement.

12.3 (a) Valores and the Investors undertake that, during the term of this Agreement, and for two years following the termination of the Agreement, they will not participate, either directly or indirectly, in any business or company in Venezuela which competes with the business of the Company.

     (b) Valores and the Investors further undertake that, during the term of this Agreement and for two years following its termination, they will not use, directly or indirectly, any information of any nature whatsoever regarding the Company and/or BSI or Brink's, including, but not limited to, information regarding the operation of the business of the Company or Brink's, policies, procedures, practices and/or customers, in connection with any business, whether or not in Venezuela, which provides services in competition with the business of Brink's.

     (c) For avoidance of doubt, nothing in this Article shall preclude Valores or the Investors' continued participation as shareholders of the Company upon termination of this Agreement by BSI. In addition, nothing in this Article shall preclude the continued operation of Custravalca Brink's in Venezuela following a termination of the Agreement by BSI; the Company shall be entitled to continue the Business of the Company (as defined in Section 4.1) in Venezuela following such termination of this Agreement.

12.4 BSI undertakes that, during the term of this Agreement and for a two year period following its voluntary sale of its shares in the Company thereby terminating this Agreement, it will not participate, either directly or indirectly, in any business or company in Venezuela which provides domestic ground transportation by armored car and related services in Venezuela which competes with the business of the Company as defined in Section 4.1 of this Agreement. For avoidance of doubt, the Parties acknowledge and agree that nothing in this section shall restrict or otherwise limit or preclude the right of BSI or Brink's to engage, directly or indirectly, in the business of international air courier shipments, for any commodity, either in connection with imports into or exports from Venezuela, provided, however, that neither BSI or Brink's shall itself perform domestic ground transportation for such shipment in Venezuela.

12.5 The non-compete and confidentiality requirements set forth in this section are of the essence to this Agreement. The Shareholders and the Investors acknowledge and agree that a breach of the non-competition provisions would cause damage estimated at USD 2,000,000 (Two Million U.S. Dollars), which amount shall be paid as liquidated damages in the event of such breach.

ARTICLE 13. DURATION

13.1 This Agreement shall come into immediate effect when duly executed by all the Parties and the Investors and shall continue in effect indefinitely unless terminated as provided in Articles 8 and 14 hereof.

ARTICLE 14. TERMINATION

14.1 (a) BSI shall have the right to terminate this Agreement, by giving written notice to Valores, upon the occurrence of any of the following events:

     (i) The Company or Valores or the Investors is or becomes insolvent (defined as the inability to pay off debts in the normal course of business);

     (ii) Proceedings in bankruptcy or under any insolvency law or for reorganization, receivership or dissolution are instituted by or against the Company or Valores or the Investors;

     (iii) The Company shall fail to have or maintain any license, permit or other regulatory approval or authorization required for the performance of its activities under this Agreement or otherwise ceases to engage in the business for a period of twelve consecutive months;

     (iv) The Company or Valores or the Investors shall be voluntarily or involuntary dissolved or wound-up;

     (v) Valores or the Investors is in default of any material obligation under this Shareholders' Agreement (not to include the attachments hereto) and such default is not cured in accordance with Article 14.2; and

     (vi) There is any change or anticipated change in the laws of Venezuela which adversely impacts BSI's shareholding interest in the Company and rights as set forth in this Agreement and the attachments thereto.

     (b) Valores shall have the right to terminate this Agreement, by giving written notice to BSI, upon the occurrence of any of the following events:

     (i) The Company or BSI is or becomes insolvent (defined as the inability to pay off debts in the normal course of business);

     (ii) Proceedings in bankruptcy or under any insolvency law or for reorganization, receivership or dissolution are instituted by or against the Company or BSI;

     (iii) The Company shall fail to have or maintain any license, permit or other regulatory approval or authorization required for the performance of its activities under this Agreement or otherwise ceases to engage in the business for a period of twelve consecutive months;

     (iv) The Company or BSI shall be voluntarily or involuntarily dissolved or wound-up; and

     (v) BSI is in default of any material obligation under this Shareholders' Agreement (not to include the attachments hereto) and such default is not cured in accordance with Article 14.2.

14.2 Upon the default by a Party in the performance of any material obligation set forth in this Shareholders' Agreement (not to include the attachments hereto), the other Party may give notice in writing to the Party in default specifying the thing or matter in default. Unless such default is cured within ninety (90) days following the giving of such notice, the Party giving such notice may terminate the Agreement by providing written notice of termination to the Party in default; this Agreement will then terminate upon the date set forth in the notice. The exercise of the right to terminate this Agreement shall be in addition to, and not in substitution for, any other remedies that may be available to the Party serving such notice against the Party in default and any termination of this

Agreement hereunder shall not relieve any Party from any obligations accrued to the date of termination or relieve the Party in default from liability and damages to the other for breach of this Agreement. Waiver by any Party of a single default or a succession of defaults shall not deprive such Party of any right to terminate this Agreement, or to have recourse to arbitration, arising by reason of any subsequent default.

14.3 The right to terminate pursuant to Article 14.2 shall not arise from any delays in or failure by a Party hereto in the performance hereunder if and to the extent that it is caused by occurrences beyond such Party's control, including, but not limited to, acts of God, strikes or other labor disturbances, war, sabotage, governmental action or policy and any other cause or causes, whether similar or dissimilar to those specified herein which cannot be controlled by such Party.

14.4 In the event of a termination of the Agreement pursuant to Article 14.1, the Parties undertake to cause the prompt winding-up of the Company and to take all measures for attaining this purpose, unless otherwise agreed upon by all the Parties to this Agreement. This notwithstanding, the Parties agree as follows:

     (a) In the event of a termination due to a default as set forth in Sections
14.1 (a)(v), 14.1(b)(v) or 14.2 or due to financial situation of a Party (as defined more fully in Sections 14.1(a)(i), (ii) and (iv) and 14.1(b)(i), (ii) and (iv) above), the non-defaulting Party or the Party not experiencing the difficulties giving rise to termination as defined in Sections 14.1(a)(i), (ii) or (iv) or 14. l(b)(i), (ii) or (iv), as the case may be, shall have the option to purchase the shares of such other Party or to find a third party purchaser for such shares, at the fair market value of the shares at the time of termination. If the Parties cannot agree as to the fair market value of the shares, the procedures set forth in Article 7.3 shall be applied.

     (b) In the event of a termination of the Agreement by BSI pursuant to
Article 14.1(a)(vi), Valores shall have the option to purchase the shares of BSI or to find a third party purchaser for such shares, at fair market value based upon the percentage shareholding interest held by BSI immediately prior to such adverse government action. Should Valores not purchase the shares and a third party purchaser not be found, thereby requiring a winding-up of the Company, BSI shall receive a distribution of the assets based upon its percentage shareholding prior to the adverse government action. If the parties cannot agree as to the fair market value of the shares, the procedures set forth in Article
7.3 shall be applied, provided, however, that the determination of fair market value shall be based upon the number of shares and the value of such shares immediately prior to such adverse government action and provided, further, that if the government action adversely impacts the value of the entire Company, the international investment firms shall take this fact into account in reaching such valuation.

14.5 This Agreement may also be terminated by any Party by providing one year's written notice to the other of its intent to terminate the Agreement. In the event such termination notice is provided, the following procedure shall apply, commencing at the time that the termination notice is provided:

     The Party seeking to terminate the Agreement ("Terminating Party") shall offer to sell its shares to the other Party at either the fair market value of said shares (to be determined in accordance with the procedure set forth in Article 7.3) or at the price and under the terms offered by a third party (which third party offer must be attached to the termination notice) (the "Offer Price"). The other Party hereto shall have thirty (30) days following the offer to accept or reject. Failure to provide written notice of its intent to accept or reject within said thirty (30) day period shall be deemed a rejection. (A partial purchase of the Offeror's shares shall not be permissible.) If accepted, the transfer or sale of shares shall be completed within thirty (30) days. This Agreement shall terminate on the date such sale or transfer is completed. If rejected, then the Parties shall both use best efforts to sell the Terminating Party's shares to a third party. This Agreement shall terminate with respect to the Terminating Party on the date such sale or transfer to the third party is completed; this Agreement shall, however, continue in effect as between the other Shareholder and the third party, as provided in this Agreement.

ARTICLE 15. MUTUAL COOPERATION AND RELATIONSHIP

15.1 Each of the Parties and the Investors shall use their best efforts to promote the success of the business of the Company and this Agreement and to ensure that the Company shall operate as efficiently and profitably as possible.

15.2 With respect to this Agreement, each of the Parties and the Investors hereto desire to establish the principle that they shall be just and faithful to each other in all transactions relating to the business of the Company and to exercise the utmost good faith and maintain the highest integrity in dealing with one another.

15.3 The relationship between the Parties, as well as between BSI and the Investors, under and in relation to this Agreement shall be limited to the matters herein contained and what is provided for by law as the liability of a shareholder to a Company, and nothing herein provided shall be considered or interpreted as constituting the relationship of the parties or any of them as a partnership, association or other relationship in which any one party may be liable for the acts or omissions of the other party, nor shall anything herein contained be considered or interpreted as constituting any party as the agent of the other party.

15.4 The Parties agree that any agreements entered into between the Company and any Shareholder or Investor shall be an arm's length transaction.

ARTICLE 16. GOVERNING LAW AND ARBITRATION

16.1 Except as otherwise provided in the attachments hereto, this Agreement shall be governed by the laws of Venezuela.

16.2 If a dispute arises in connection with the interpretation or implementation of this Agreement, the Parties will attempt to resolve such dispute through friendly consultations. If the dispute cannot be resolved in this manner within sixty (60) days after the commencement of discussions, said disputes shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce, by one (1) arbitrator appointed in accordance with said Rules. The site of the arbitration shall be in Paris, France. The language of the proceedings, including documentation, shall be English.

The arbitrator shall not be entitled to award punitive damages. The arbitration award, when filed with the parties hereto, shall be final and binding upon the Parties. If necessary, judgment may be entered upon the final decision of the arbitrator in any court having competent jurisdiction. The costs of the arbitration shall be borne by the losing Party unless otherwise determined by the arbitrator, provided, however, that each side shall bear its own cost of counsel.

The above notwithstanding, BSI shall be permitted to proceed with arbitration in Venezuela should it deem it appropriate under the circumstances presented to do so.

ARTICLE 17. GENERAL PROVISIONS

17.1 Entire Agreement. This Agreement, including appendices hereto, embodies all the terms and conditions agreed upon among the Parties hereto as to the subject matter of this Agreement and supersedes and cancels in all respects all previous agreements and undertakings, if any, among the Parties hereto, whether oral or written.

17.2 Manner of Modification. This Agreement shall not be altered, changed, supplemented or amended except in writing signed by the duly authorized representatives of the Parties hereto.

17.3 Effect of Headings. The headings herein are for the purposes of reference only and shall not form part of this Agreement or affect the construction or interpretation hereof.

17.4 Severability. If for any reason any provision of this Agreement is or at any time becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired.

17.5 Successors. This Agreement and all provisions hereof shall inure to the benefit of and shall be binding upon the heirs, executors, legal representatives, next of kin, transferees, successors and assigns of the Parties hereto.

17.6 Notices. Except as otherwise provided in this Agreement, all notices required or permitted to be given hereunder shall be in writing and in the English language and shall be sent by telefax, confirmed by registered air mail effective on the date of the telefax confirmation if the hard copy confirmation is mailed on the same day or within two business days thereafter, to the following addresses:

     (a) For BSI:

               One Thorndal Circle
               Darien, Ct. 06820
               U.S.A.
               Attention: President
               Telephone No: (203) 662-7800
               Telefax No.: (203) 662-7854

(With a copy to the General Counsel of Brink's, Incorporated at the same address and to local counsel as designated by BSI.)

     (b) For Valores, Cartera Central, C.A., Grand Value and Victor Gill:

               Av. Urdaneta, Esq. Animas
               Edif. Banco International, Piso 3
               Caracas, VENEZUELA
               Telephone No: (582) 408-6310
               Telefax No: (582) 408-6325

     (c) For Cartera de Inversiones Venezolanas and for Victor Vargas:

               Calle Guaicaipuro
               entre Av. Las Mercedes y Carabobo
               Torre Forum, Piso 10
               El Rosal
               Caracas VENEZUELA

               Telephone:  (582) 952-8109
               Telefax No: (582) 952-8638

17.7 Expenses. The Parties and the Investors agree that all expenses incurred by BSI relating or incident to the purchase of the shares of Custravalca at the public auction held by FOGADE, the establishment of Custravalca Brink's (except for the required capital contributions from Shareholders), determination of the structure of Custravalca Brink's and the negotiation and implementation of the terms of this Agreement, including, but not limited to, all reasonable legal and out-of-pocket expenses and all costs and fees relating to or in connection with obtaining any and all equity and debt financing for the purchase of the shares of Custravalca, shall be paid by the Company following the Closing Date.

17.8 Governing Language: This Agreement, including the appendices thereto, and all further agreements, if any, between or among the Parties or the Investors or the Company and BSI or Brink's shall be in the English language and English shall be the governing language for all agreements. Should it be necessary to translate any of the agreements for submission to any government entity or for other legal purposes, an official Spanish translation will be provided which shall be approved by counsel for all Parties. Notwithstanding that a translation has been prepared, however, in the event of any discrepancy between the English version and the translation, the English version shall prevail and English shall remain the governing language.

17.9 Authorization. (a) The Parties hereto warrant that they are fully authorized and empowered to enter into this Agreement on behalf of their respective companies and that such action does not contravene any existing statute, decree, contract or other provision of whatever nature and that the signatures set forth below are authorized signatures and create a binding agreement upon each of the Parties and the Investors.

     (b) The Parties hereto also agree that this Agreement may be signed in counterparts and that fax copies of signature pages shall constitute a valid and binding commitment of the Parties. Original signature pages until be provided to each of the Parties as quickly as possible following execution.

     IN WITNESS WHEREOF, the Parties have signed this Agreement on the day and year first hereinabove written.




                                       BRINK'S SECURITY INTERNATIONAL, INC.



                                       By:  [Signature illegible]
                                           -------------------------------------

                                       Its: Vice President, General Counsel &
                                            & Secretary
                                           -------------------------------------

                                       VALORES TAMANACO, C.A.



                                       By:     [Signature illegible]
                                           -------------------------------------

                                       Its:
                                           -------------------------------------


                                       CARTERA CENTRAL, C.A.



                                       By:     [Signature illegible]
                                           -------------------------------------

                                       Its:
                                           -------------------------------------


                                       CARTERA DE INVERSIONES
                                       VENEZOLANAS, C.A.


                                       By:     [Signature illegible]
                                           -------------------------------------

                                       Its:
                                           -------------------------------------


                                       INVERSIONES GRAND VALUE, C.A.


                                       By:     [Signature illegible]
                                           -------------------------------------

                                       Its:
                                           -------------------------------------


                                       VICTOR GILL (Individually)


                                           Victor Gill
                                       -----------------------------------------


                                       VICTOR VARGAS (Individually)


                                           Victor Vargas
                                       -----------------------------------------

Draft                                                             Attachment "A"
Amended Art. of Inc.
BPMA&W, Jan. 10, 1997



                   MINUTES OF THE SPECIAL SHAREHOLDERS MEETING
                                       OF

                            CUSTRAVALCA BRINK'S. C.A.
                       HELD ON JANUARY _ , 1997 AT _ A.M.
                       IN THE COMPANY'S OFFICES IN CARACAS

     On the date and at the time mentioned above, the following shareholders met after proper notice:

    Mr. _______________________________,
    representing BRINK'S SECURITY INTERNATIONAL,
    INC., holder of ...........................            shares
    Mr. _______________________________,
    representing VALORES TAMANACO, C.A.
    holder of .................................            shares

                                                   Total   shares


       Messrs. _______________________________________  were also present. Mr. ________________________ was designated to chair the Meeting and Mr. __________________ to act as Secretary of the Board of Directors.

       The Secretary stated that the Meeting should be considered legally met since the entire capital stock of the Company was represented.

    The Meeting then considered the following items:

     1. An increase of the Company's capital, the issuance of new shares and the subscription of the latter;

     2. The amendment of the Articles of Incorporation-Bylaws of the Company;
        and

     3. The designation of Members of the Board of Directors, Officers of the Board of Directors and Examiners.

     One: The Chairman of the Meeting set forth the need to increase the Company's equity capital to __________________________________________________
___________BOLIVARS (Bs. )____________________, fully paid in, by the issuance of ____________________ (___________________ ) common registered shares of ONE
THOUSAND BOLIVARS (8s. 1,000) each, with the same characteristics as the previous shares.

     The motion having been submitted for consideration and after proper discussion, the Meeting approved it unanimously. The shareholders then subscribed the new shares as follows: BRINK'S SECURITY INTERNATIONAL, INC. subscribed ________________ (_________) shares, equal to____________________
BOLIVARS (Bs._____________), that it has paid in _______________________; and
VALORES TAMANAC0, C.A. subscribed _____________________________________
(____________) shares, equal to _____________ (Bs.____________), that it has paid in ____________________ .



     Two: The Chairman then submitted to the consideration of the Meeting the draft of the amended Articles of Incorporation and By-laws, which were discussed and unanimously approved by the Meeting, to read as follows:

                     ARTICLES OF INCORPORATION AND BY-LAWS

                                       OF

                            CUSTRAVALCA BRINK'S C.A.


                                   CHAPTER I

                      Name, Domicile, Purpose and Duration

ARTICLE 1: The name of the Company is CUSTRAVALCA BRINK'S C.A.

ARTICLE 2: The Company shall have its domicile in the city of Caracas, but may establish and keep facilities, offices, branches and agencies anywhere the Board of Directors decides, in the Republic of Venezuela or in any other country.

ARTICLE 3: The purpose of the Company will be:

To contract for the transportation of valuables and collection of money, cash, coins, gold, silver, platinum, and other precious metals or substances, gold or silver articles, jewels, furs and precious stones, bank notes, legal tender, checks, drafts, bills of exchange, guaranties, postal or express orders, bank or pension drafts, bonds, debentures, certificates, coupons, acceptances, shares of stock, negotiable or non-negotiable securities, as well as any other valuable documents or objects, whether mentioned herein or not, using for the proper means such purpose; to render courier and correspondence delivery services, as well as interoffice or internal memoranda between customers of the Company; to perform such investigation as may be required by insurance companies, banks, or otherwise, and for such purpose to request, prepare and supply reports on the representation, solvency, commercial standing or capacity of any individual or corporation, as well as on any other relevant aspects concerning such individual or corporation; to lease, purchase, sell or distribute warning, protection or other safety appliances, devices, or equipment, and the services deriving therefrom; as well as to represent in Venezuela or in any other country or territory, corporations that engage in manufacturing, sale or distribution of said appliances, devices or equipment, and to render personal call and paging services through radio communication stations.

     In general, the Company may carry out all acts, contracts and negotiations relating to the corporate purposes, proceeding as principal, agent, representative, contractor or otherwise, acting on its own or jointly with one or more individuals or corporations.

     This list is merely illustrative, not limitative; consequently, the Company may engage in such other lawful activity or business as may be resolved by the Shareholders Meeting or the Board of Directors, or any other lawful transactions or business related to such activities.

ARTICLE 4: The duration of the Company shall be ninety-nine (99) years, commencing on the date of registration at the Mercantile Registry. This term shall be extended for equal periods unless the shareholders resolve otherwise.

                                   CHAPTER II

                        Capital. Shareholders and Shares

ARTICLE 5: The capital of the Company is ________________________________
BOLIVARS (Bs._______________ ), represented by and divided into__________ _______ (________) registered shares, which may not be changed to bearer shares, having a par value of ONE THOUSAND BOLIVARS (Bs. 1,000) each, divided in ________________ (________) Class "A" shares and _____________ (________) Class
"B" shares, all of which have the same rights and obligations and characteristics, except with regard to the election of directors, officers of the Board of Directors and Examiners, as provided for herein.

ARTICLE 6: The capital of the Company has been entirely subscribed and paid in_______________, as follows: BRINK'S SECURITY INTERNATIONAL, INC. has subscribed______________________ (_____________) shares for_____________________BOLIVARS (Bs._____________); and VALORES TAMANACO, C.A.
subscribed __________________ (____________) shares for BOLIVARS
(Bs.___________).

ARTICLE 7: The stock certificates may include any number of shares and shall be signed by the Chairman of the Board of Directors or whoever replaces him and by one (1) principal or alternate member of the Board of Directors.

ARTICLE 8: Title to the registered shares shall be proven by the record in the Company's Stock Register, an entry that must be signed by the holder, or his attorney-in-fact who may be appointed by letter-proxy.

ARTICLE 9: The assignment of the registered shares, following compliance with
Article 8, shall be implemented by a statement in the Company's Stock Register, signed by the assignor and the assignee, or by their attorneys-in-fact, who may be appointed by letter-proxy.

     Assignment, lien or disposal of any kind with respect to the shares shall be subject to the following provisions:

     1) No shareholder may sell, transfer, encumber, pledge, assign or in any manner dispose of the shares held without complying with the provisions of this document. Any action taken in violation of these provisions will be null and void for the company and/or the other shareholders.

     2) If a shareholder wishes to sell or transfer shares of the

Company (the "Offeror"), then the Offeror shall first give written notice (the "Sale Notice") to the other shareholder (the "Offeree"), offering to sell any or all of its shares in the Company (the "Offered Shares") to the Offeree, in accordance with the provisions of this Article.

     (a) If the Offeror has not yet received a bona fide offer from a third party, the Offeror shall offer the shares at fair market value as of the date the offer is made or deemed to have been made as determined in accordance with
Article 9.3. The Offeree shall have thirty (30) calendar days following receipt of the Sale Notice or following the final determination of fair market value under Article 9.3 (whichever is later) to accept or reject the offer to buy all of the Offered shares by written notice to the Offeror. Failure to provide written notice of its intent to accept or reject within this thirty (30) calendar day period shall be deemed a rejection.

     If accepted, the sale or transfer shall be completed within thirty (30) calendar days. If rejected after the process outlined above, then the Offeror shall have the right to sell or transfer the Offered Shares to a third party, provided that: (a) the selling price and the terms of the sale or transfer to the third party shall not be more favorable than those offered to the Offeree;
(b) any transfer to the third party must be completed within three months following the final rejection of the offer by the Offeree; (c) the Offeree consents, in writing, to the sale or transfer to that third party, which consent shall not be unreasonably withheld; and (d) the third party complies with the provisions of any agreement between the Shareholders related with the Company.

     (b) If the Offeror has received a bona fide offer from a third party to purchase the Offered Shares which the Offeror is prepared to accept, then a copy of that third party offer shall be attached to the Sale Notice to be provided to the Offeree. The Sale Notice shall constitute an offer, irrevocable within the time hereinafter specified for acceptance, by the Offeror to sell all of the Offered Shares to the Offeree at the same price per share of each class and on the same terms and conditions as set forth in the third party offer to purchase attached to the Sale Notice. The Offeree shall have thirty (30) calendar days following receipt of the Sale Notice from the Offeror to accept or reject the offer to buy all of the Offered Shares by written notice to the Offeror. Failure to provide written notice of its intent to accept or reject within this thirty
(30) calendar days period shall be deemed a rejection.

     If accepted, the sale or transfer shall be completed within thirty (30) calendar days. If rejected after the process outlined above, then the Offeror shall have the right to sell or transfer the Offered Shares to any third party (whether or not the third party making the original offer), provided that: (i) the sale or transfer shall be completed pursuant to terms no more favorable than those contained in the third party offer and which were attached to the Sale Notice; (ii) any sale or transfer to the third party must be completed within three months following the final rejection of the offer by the Offeree; (iii) the Offeree consents, in writing, to the sale or transfer to that third party, which consent shall not be unreasonably withheld; and (iv) the third party complies with any agreements between the Shareholders related to the Company.

ARTICLE 10: The shares shall grant equal rights to their holders and shall be indivisible to the Company, which shall recognize only one holder per share; therefore, should a share come to be held by two (2) or more persons, it must be represented by one person alone.

ARTICLE 11: The shares which must be deposited in the corporate treasury, pursuant to these Articles of Incorporation and By-laws, for purposes of Article 244 of the Commercial Code, shall be inalienable and they are to be handled as provided for in said Article 244.

                                   CHAPTER III

                          General Shareholders Meetings

ARTICLE 12: The supreme management of the Company is vested in the Shareholders Meeting and all lawful decisions thereof shall be binding on all the shareholders.

ARTICLE 13: The Annual Shareholders Meeting shall be held once a year, wherever specified by the Board of Directors, within three (3) months following the end of the Company's fiscal year, and must be called by the Board of Directors no less than fifteen (15) days in advance by notice to the shareholders or their representatives or publication in one of the newspapers of the Company's domicile, stating the purpose, date, place and time of the meeting. Special Shareholders Meetings shall be called with the notice specified above when deemed necessary by the Board of Directors or at the request of shareholders representing one fifth of the equity capital.

     The provisions of the Commercial Code in this regard shall apply to any second call for an Annual or Special Shareholders Meeting.

ARTICLE 14: The Annual Shareholders Meeting has the following powers:

    1) To discuss and approve, amend or revise the balance sheet and the accounts, having seen the Examiner's Report;

    2)  To elect the principal and alternate Directors;

    3)  To appoint the Examiners and their alternates;

    4) To set the salaries and remunerations, if any, of the members of the Board of Directors and the Examiners; and

    5)  To consider any other item duly placed before it.

ARTICLE 15: For the validity of the deliberations and decisions of the Annual and Special Shareholders Meetings, the presence or representation of shareholders representing one half plus one of all the shares in the Company and the approval of the simple majority of the votes present at the meeting shall be required.

     The above notwithstanding, the presence and favorable vote of shareholders representing at least seventy-five percent (75%) of the Company's equity capital shall be required for the validity of deliberations and decisions on the following special matters:

     a)  Change in the business of the Company as defined by this Agreement;

     b) Amendment of the Articles of Incorporation and By-Laws involving the matters set forth in these provisions;

     c) Except as otherwise agreed upon by the shareholders in any written agreement, the sale of assets of the Company with a value in excess of the Bolivar equivalent of US$2 Million, which amount shall be adjusted annually for inflation;

     d) The decision to wind-up, dissolve or liquidate the Company or to place the Company in bankruptcy;

     e)  Any merger or consolidation of the Company with unrelated Company;

     f)  Any change in the dividend policy of the Company;

     g)  Any agreement between the Company and any shareholder or

         Investor, not in the ordinary course of business;

     h) Any decision seeking additional capital contributions from the Shareholders in an aggregate amount in excess of the Bolivar equivalent of USD 5,000,000 (Five Million U.S. Dollars) per year or seeking a guarantee by the Shareholders of indebtedness of the Company in an aggregate amount in excess of the Bolivar equivalent USD 5,000,000 (Five Million U.S. Dollars) per year; and


     i) Any decision to submit the shares of the Company to a public auction.

Solely for purposes of Article 95 of the Law at the Central Bank of Venezuela,
all amounts given in foreign currency are equivalent to     ,     and     at
the current rate of exchange of Bs 475 per US$1.00,

     Shareholders who are unable to attend the Shareholders Meeting in person for any reason or cause are entitled to be represented thereat by proxies appointed by letter, cable, telex, telefax or any other means of electronic transmission, addressed to the Board of Directors.

ARTICLE 16: The Annual and Special Shareholders Meetings shall be considered validly met to deliberate and resolve, without the need to comply with the requirement of prior call, whensoever all the shareholders or their duly appointed proxies are present.


ARTICLE 17: Minutes of every Shareholders Meeting are to be drawn up during a recess called for this purpose, and shall be signed by all those present, stating their names, the assets represented and the decisions reached. These minutes are to be entered in the Minute Book of the Shareholders Meetings.

                                   CHAPTER IV

                                 Administration


ARTICLE 18: The management and administration of the Company shall be vested in a Board of Directors comprising of five (5) Directors who shall have their respective alternates. The principal and alternate Directors may or may not be shareholders of the Company and shall be elected at the Annual Shareholders Meeting as follows: a) Class "A" shareholders will elect, separately from the other shareholders, three (3) principal directors and their respective alternates; and Class "B" shareholders shall elect, separately from the other shareholders, two (2) principal directors and their respective alternates. The Directors shall remain in office for one (1) year, unless the Shareholders Meeting decides on early dismissal, or until their successors have been appointed and have taken office. In the event of the absence of a Director, the alternate representing the same class of shares shall perform his duties. In the event of a permanent absence of one of the principal members of the Board of Directors, the latter must call a Special Shareholders Meeting within thirty
(30) days to appoint the person who is to hold office for the remainder of the term. The holders of each class of shares shall have the right to remove the directors designated by them, for which purpose a Special Shareholders Meeting shall be called, at which the holders of the other class of shares shall be bound to be present and vote favorably.

     The Annual Shareholders Meeting shall proceed to designate as Chairman of the Board of Directors a director proposed by the Class "A" shareholders.

     The Shareholders Meeting shall also designate as the Secretary of the Board of Directors and his alternate, persons who may or may not be members of the Board of Directors, proposed by the Class "A" shareholders.

ARTICLE 19: The Board of Directors shall meet regularly; however, it can also meet when it deems it necessary in the Company's best interests. Any 2 Directors may request the Chairman to call for a Board Meeting. The meetings shall be called by the Chairman of the Board of Directors or whoever replaces him, by means of notices to the directors, indicating the purpose of the meeting, regularly at least fourteen (14) calendar days in advance, except if the directors unanimously agree on shorter notice or if the urgency of the matter to be discussed justifies it and with the consent of at least three (3) directors. For a second meeting of the Board of Directors, in the event of a lack of quorum at the first meeting, the call may be made at least five (5) days in advance; and if a third meeting is necessary due to the lack of quorum at the second meeting, the third meeting will be automatically deemed to have been called on the business day following the date of the second meeting, at the same place and time. The Board of Directors Meetings may be held by means of a communication among the directors by means of video or telephone conference or other electronic means.

ARTICLE 20: The presence of at least four (4) directors shall be required for the validity of the meetings of the Board of Directors, at the first and second call, if any. In the event of a third call, the presence of three (3) directors will suffice. The resolutions of the Board of Directors shall be adopted with the favorable vote of the majority of the directors present.

ARTICLE 21: For the purposes set forth in Article 244 of the Commercial Code, one (1) Company share must be deposited in the corporate treasury by each of the members of the Board of Directors or by a shareholder on his behalf.

ARTICLE 22: The Board of Directors shall be vested with full powers for the administration and control of the Company's business. Without prejudice to the general powers granted herein, the Board of Directors may specifically:

    1) Carry out the administration of the Company;

    2) Approve, authorize and enter into contracts of all kinds, including loans, credit and advances of any kind, as and under the terms and conditions it deems advisable;

    3) As part of the corporate purposes, decide upon the purchase, addition or disposal of any of its real or personal assets;

    4) Appoint managers, assistant managers, representatives and attorneys-in-fact, as well as employees, and set the remuneration and other terms of employment of all corporate personnel;

    5) Authorize the granting of general and special powers of attorney to represent the Company in or out of court and authorize the revocation of said powers of attorney;

    6) Establish the administration of the Company and determine the rules and regulations for the proper operation thereof, and require whatever bonds and security it deems necessary from the personnel;

    7) Use the legal reserve fund in accordance with the legal provisions relating thereto;

    8) Place before the Annual Shareholders Meeting a summary statement of the Company's operations, a balance sheet and a profit and loss statement; .

    9) Decree the distribution of dividends from the net profits among the shareholders;

    10) Appoint the individuals authorized to open, sign on and close bank accounts;

    11) Appoint the individuals authorized to issue, sign, accept and negotiate checks, drafts, promissory notes or credit instruments of all kinds;

    12) Represent the Company through the Chairman, or any other Board member authorized for this purpose, before the judicial, administrative and labor authorities, with the express power to dismiss proceedings or actions brought by the Company, invoke ordinary and extraordinary legal remedies of any kind, bring and defend suits; submit to arbitration, either that governed by equitable principles or that restricted to application of the law and, in general, represent the Company with the same full powers;

    13) Call the Annual and Special Shareholders Meetings;

    14) Exercise any other authority or power needed to achieve the corporate purpose, with the exception of those specifically attributed by law or the By-laws to another officer or body.

     The powers, rights and obligations listed above are for illustrative and not limitative purposes and therefore do not restrict the powers of the Board of Directors, which has full powers when no Shareholders Meeting is being held, and authorize it to represent and do business on behalf of the Company with no reservations whatsoever except for the authority expressly granted to the Shareholders Meeting or the Examiners.

     The Board of Directors may delegate any of its powers to directors, officers or such persons as it chooses, but this delegation shall appear in specific and written form.

ARTICLE 23: The Chairman of the Board of Directors shall be the out-of-court legal representative of the Company and shall have the powers granted to him by these Articles and by the law as well as those delegated by the Shareholders Meeting or the Board of Directors. Without prejudice to the powers and responsibilities assigned to him by these entities, the Chairman shall specifically:

    1) Chair and conduct the Shareholders Meetings.

    2) Chair and conduct the meetings of the Board of Directors.

    3) Call the Shareholders Meetings and the Board of Directors meetings.

    4) Comply with and see to the enforcement of the resolutions of the Board of Directors.

ARTICLE 24: The Secretary of the Board shall have the powers and duties specified by the Board of Directors, inter alia, specifically, to keep the legal books of the Company and to certify minutes of the Board of Directors' and Shareholders Meetings. The alternate, when designated, will act in the Principal Secretary's absence.

                                    CHAPTER V

                           The Judicial Representative

Article 25: The representation of the Company for all judicial actions and matters shall be entrusted to a Judicial Representative, who shall be elected by a Shareholders Meeting and may be dismissed at any time by a Shareholders Meeting. The Judicial Representative shall be the only person, with the exception of duly appointed attorneys-in-fact, authorized to represent the company on judicial matters and, as such, may accept any service of process and/or judicial notice addressed to the company. Moreover, the Judicial Representative shall be the only person, with the exception of duly appointed attorneys-in-fact, authorized on behalf of the company to initiate, answer, bring and oppose legal actions, demurrers and counterclaims of all kinds; to receive processes, summons and/or notices; to accept service of process; to conduct cases at the trial and appellate levels and to appeal, even before the Supreme Court of Justice; to file, announce, formalize, continue and withdraw ordinary and extraordinary legal remedies, including the remedy of cessation; to call for, furnish and contest proof of any kind; to petition, seek enforcement of, process and oppose preventive or executive judicial measures of all kinds and, in general, to do all he considers advisable and/or necessary to best defend the company's judicial interests, as the foregoing enumeration of powers is illustrative and not limitative. It is, however, expressly understood that the Judicial Representative may consent to entry of judgment in accordance with the complaint, dismiss proceedings, compromise and settle, submit to arbitration, either that governed by equitable principles or that restricted to enforcement of the law, make bids and purchase goods at auctions and give or receive sums of money, provided the Board of Directors has given its prior authorization in writing.

     The aforementioned Judicial Representative is the only person authorized to give sworn testimony before the courts of the Republic of Venezuela on behalf of the Company, without prejudice to the power of delegation provided for in the Code of Civil Procedure.

     The Judicial Representative shall have an alternate to act in his temporary absence.

     The appointment of the Company's Judicial Representative is without prejudice to the Board of Directors' right to appoint special or general judicial attorneys-in-fact to represent the Company before the administrative or judicial bodies, when considered to be in the Company's best interests specifying their powers. The aforementioned attorneys-in-fact are to exercise their powers jointly or severally with the Judicial Representative, as provided for in the relevant power of attorney.

                                   CHAPTER VI

                                  The Examiner

ARTICLE 26: The Company shall have two (2) Examiners, one proposed by the Class "A" shareholders and the other proposed by the Class "B" shareholders. Each principal shall have an alternate proposed in the same manner, who will fill the absences of the respective principal. The principal and alternate Examiners shall have the powers and prerogatives which the Commercial Code assigns to that office. They shall be elected by the Annual Shareholders Meeting and shall hold office for one (1) year, unless removed from office earlier by a decision of a Shareholders Meeting, or until their successors have been elected and taken office.


                                   CHAPTER VII

                     Fiscal Year. Balance Sheets and Profits

ARTICLE 27: The Company's first fiscal year started on the date it was registered at the Mercantile Registry and shall end on December 31, 1997; thereafter the Company's fiscal year shall commence on January 1 and end on December 31 every year.

ARTICLE 28: At the end of each fiscal year, the Board of Directors shall prepare the balance sheet as provided for in Article 304 of the Commercial Code and shall deliver it to the Examiner at least one (1) month before the day set for the Annual Shareholders Meeting at which it is to be discussed.

ARTICLE 29: The net profits shall be determined by deducting the general expenses, amortization, and corporate liabilities from the Company's entire gross income.

ARTICLE 30: At least five percent (5%) of said net profit shall be set aside annually to create the reserve fund provided for in Article 262 of the Commercial Code until said fund totals the equivalent of ten percent (10%) of the equity capital. Furthermore, any other amounts deemed advisable by the Board of Directors and the Shareholders Meeting that approves the balance sheet shall be set aside for reserve or guaranty funds.

     The balance, in other words the net profit, shall be placed at the disposal of the Board of Directors to be distributed among the shareholders as a dividend or to be invested in the Company's benefit or for any other purpose which the Board of Directors considers appropriate. Dividends declared and not claimed shall not earn interest.


                                  CHAPTER VIII

                           Dissolution and Liquidation

ARTICLE 31: The Company may be dissolved before expiration of the duration for any of the reasons set forth in Article 340 of the Commercial Code."

     Three: The Meeting then proceeded to make the following designations:

1. Members of the Board of Directors:

                              FOR CLASS "A" SHARES






PRINCIPAL DIRECTORS:

                  Name               Identification           Nationality
                  ----               --------------           -----------






ALTERNATE DIRECTORS:


                  Name               Identification           Nationality
                  ----               --------------           -----------








                              FOR CLASS "B" SHARES


PRINCIPAL DIRECTORS:

                  Name               Identification           Nationality
                  ----               --------------           -----------







ALTERNATE DIRECTORS:


                  Name               Identification           Nationality
                  ----               --------------           -----------







2. For the first term of the Board of Directors         (identify)
                                                 -----------------------

_______ is appointed Chairman of the Board of Directors:      (identify)
                                                         ---------------------
________ is appointed Secretary; and           (identify)           is
                                     -----------------------------
appointed Alternate Secretary.


3. __________________________________ is appointed Judicial Representative and ________________________________, his alternate, both being attorneys at law, Venezuelan citizens, of this domicile and registered at the

Attorneys' Social Welfare Institute under No.__________ and No._____________, respectively.

4. The following Examiners are appointed: For Class "A" shareholders, __________________, a public accountant, of this domicile, bearer of ID Card
__________________________ and registered at the Public Accountants Association of _____, CPA No._____, and his alternate________________________, a public accountant, of this domicile, bearer of ID Card _____________________ and registered at the Public Accountants Association of_______________, CPA No. ______. For Class "B" shares:_________________, a public accountant, of this domicile, bearer of ID Card _________________ and registered at the Public Accountants Association of______________, CPA No.________, and his alternate__________________, a public accountant, of this domicile, bearer of ID Card _________________________ and registered at the Public Accountants Association of __________________, CPA No.______

     There being no further business, the meeting adjourned, authorizing the Secretary of the Board of Directors to certify the minutes and______________ to take the appropriate legal steps.

    (Sgd)__________________       (Sgd)___________________


                                  CERTIFICATION

                                                                    Attachment B


                              MANAGEMENT AGREEMENT


     This Management Agreement, made this ___ day of January, 1997, by and between CUSTRAVALCA BRINK'S, C.A. (the "Company"), a company organized and existing under the laws of Venezuela, and BRINK'S INTERNATIONAL MANAGEMENT GROUP, INC. ("BIMG"), a company organized and existing under the laws of Delaware, U.S.A.

     WHEREAS, the Company provides the following services in Venezuela: armored car services for the transportation of currency, diamonds and jewelry, bullion and other valuables and securities; servicing of automated teller machines, including cash replacement, deposit pick-up and maintenance; processing, counting and wrapping coin; processing and counting paper currency; providing various currency vaulting services; and providing ground support for air courier services (collectively, the "Services");

     WHEREAS, BIMG, by itself and through its parent corporation, Brink's, Incorporated, and affiliated companies (collectively "Brink's"), has long been engaged in and has significant expertise in providing such Services on a worldwide basis;

     WHEREAS, the Company desires to have BIMG provide to it various management and related services in order to establish and maintain quality and efficient Services in Venezuela, and BIMG is willing to provide such services to the Company.

     NOW THEREFORE, in consideration of the promises and mutual covenants contained herein the parties hereto agree as follows:

1. (a) BIMG shall provide technical assistance and management services to the Company to assist it in establishing and maintaining on an ongoing basis the Services in Venezuela. Such technical assistance and management services shall include advice and assistance with respect to operational and security procedures and policies, training, insurance, sales and marketing, management information systems, accounting systems and procedures, financial, legal and tax matters and employee relations.

     (b) BIMG shall select the President and/or General Manager of the Company, who shall serve subject to the approval of the Board of Directors. BIMG shall have the right to assist the President and/or General Manager in the selection of other senior officers of the Company and its subsidiary and affiliated companies and shall have the right to approval all such appointments. BIMG shall also have the right to recommend and approve the removal of the President and/or General Manager or any other management employee.

     (c) To the extent necessary, BIMG shall provide training to management personnel of the Company and shall assist the Company in the development of ongoing training programs.

     (d) BIMG shall provide assistance and recommendations to the Company in connection with preparation of annual budgets and business plans, for submission to the Board of Directors and/or Shareholders of the Company for their approval. BIMG shall also provide assistance and recommendations to management of the Company for the establishment of guidelines for customer contracts, including, but not limited to, pricing and liability issues, which guidelines shall be subject to approval by BIMG.

     (e) As and to the extent requested by the Company, BIMG shall, subject to availability of such qualified personnel, provide services in relation to such other matters as may be covered by such request.

2. Although day-to-day management of the Company shall remain the responsibility of the Company's management personnel, BIMG shall be entitled to take such action as it deems appropriate to assure that the Services are provided by the Company in accordance with Brink's standards, including, but not limited to, securing the implementation by the Company: (a) of appropriate policies and procedures; and (b) of recommendations regarding such items as staffing, customer contracts, insurance, vehicles, security concerns and such other matters as appropriate under the circumstances presented or as BIMG, in its sole discretion, deems necessary for security and/or insurance purposes.

3. The Company shall pay to BIMG as compensation for the above services an amount which represents full reimbursement of costs and expenses incurred in connection with providing these services, to include travel and related expenses (e.g., hotel, food, transportation) for any Brink's personnel providing services to the Company under this Agreement and reimbursement of salary for any Brink's employee who spends at least one week in Venezuela providing services to the Company, and such other costs and expenses as may be agreed in the future by the Company and BIMG.

4. (a) BIMG agrees to provide access to the Company for its use in providing the Services such proprietary software (which contains technology and information systems) as is available to other Brink's related companies (at no acquisition cost to the

Company), provided, however, that BIMG does not assume any obligation hereunder to create any software for use in Venezuela or to otherwise modify its existing software.

     (b) In addition, BIMG agrees to make available to the Company for its use in providing the Services any products, components, hardware or other equipment which may be available to other Brink's related companies, at a cost to be mutually agreed upon by the parties.

     (c) The above notwithstanding, the parties acknowledge and agree that Brink's proprietary rights to its technology, products, processes and know-how shall at all times remain the sole and exclusive property of Brink's and that the Company shall not obtain or attempt to assert any right or interest in such rights. Further, the Company shall not at any time use any such information received from Brink's for any purpose other than for the sole purpose of providing the Services in Venezuela.

     (d) Upon the expiration or termination of this Agreement for any reason, the Company shall cease using and shall not thereafter use for any purpose whatsoever, any proprietary software, technology, products, processes and know-how of Brink's, or any information relating thereto, and shall, upon the request of BIMG, return to Brink's copies of any software, products or material made available to the Company by Brink's in connection with this Agreement.

     5. The Company hereby further agrees to maintain the strict confidentiality of and not to disclose, directly or indirectly, to third parties, any information it acquires during the course of or in connection with this Agreement relating in any way to the business of Brink's, including, but not limited to, policies, procedures, practices, training programs, customers or insurance. This paragraph shall not apply to: (i) information which is in the public domain, provided that it is not in the public domain through a breach of this Agreement by the receiving party; (ii) information which can be demonstrated to be independently developed by the receiving party; or
(iii) information which the parties agree is no longer confidential.

6. Nothing in this Agreement shall be deemed to create a partnership, agency or other relationship between the parties. The parties enter into this Agreement as independent contractors.

7. (a) BIMG shall not be liable for non-performance or delays not caused by its fault or neglect, nor for non-performance or delays caused by strikes, lockouts or other labor disturbances, riots, acts of God or means beyond BIMG's control.

     (b) In no event shall BIMG have any liability under this Agreement which exceeds the amount of compensation paid to it pursuant to this Agreement for the prior twelve month period.

     (c) The Company shall indemnify and hold BIMG and Brink's harmless, including, but not limited to, reasonable attorneys' fees, in connection with any claim, lawsuit and/or demand by any of the Company's shareholders or third parties with respect to any act or decision of the Company, whether or not such act or decision was taken pursuant to the recommendation of BIMG or Brink's.

8. This Agreement shall terminate: (i) upon the termination of the Shareholders' Agreement dated January 10, 1997 by and between Valores Tamanaco, C.A. and Brink's Security International, Inc. ("BSI"); (ii) at such time as BSI (or another Brink's affiliated company) ceases to be a shareholder of the Company; or (iii) upon the termination of the Trademark License Agreement between the Company and Brink's Network, Inc.

9. Any notice required hereunder shall be given to the other party in writing in the English language by registered mail or registered air express service as the addresses set forth below or at such other address as may be specified in a written notice given by either party to the other.

10. No amendment, alteration, change or addition hereto shall be made other than by a writing signed by authorized representatives of both parties.

11. BIMG shall have the right to assign this Agreement to any affiliated company which is controlled, directly or indirectly, by Brink's, Incorporated.

12. (a) This agreement shall be construed under the laws of the State of Delaware, United States of America.

     (b) Any dispute arising out of or in connection with this Agreement shall be finally settled by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one arbitrator in accordance with such Rules. The arbitration proceedings shall be conducted in Paris, France. Arbitration proceedings, including documentation, shall be in the English language. The above notwithstanding, BIMG shall, at its discretion, have the right to seek injunctive relief in any court of competent jurisdiction in the event of any breach of this Agreement.

     The arbitrator shall not be entitled to award punitive damages. The arbitration award, when filed by the parties hereto, shall be final and binding upon the parties. If necessary, judgment may be entered upon the final decision of the arbitrator in any court of competent jurisdiction. The costs of the arbitration shall be borne by the losing party, unless otherwise determined by the arbitration panel, provided, however, that each side shall bear its own cost of counsel.

13. The governing language for this Agreement shall be English. In the event a translation should be legally required, the Agreement shall be translated by a public translator; the translation shall be approved by the Company and BIMG. Notwithstanding the existence of a translation, in the event of any discrepancy between the English version and the translated version, the English version shall prevail and English shall remain the governing language.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the day and year first hereinabove written.

CUSTRAVALCA BRINK'S, C.A.              BRINK'S INTERNATIONAL
                                       MANAGEMENT GROUP, INC.


By                                     By
   _______________________________     ___________________________________
   Name/Title                          Name/Title


   Address:                            Address:

                                                                    Attachment C

                           TRADEMARK LICENSE AGREEMENT

     THIS AGREEMENT, effective as of ___________________________ (hereinafter referred to as the "EFFECTIVE DATE"), by and between Brink's Network, Incorporated, a Delaware Corporation, with its principal office for the transaction of business at One Thorndal Circle, Darien, Connecticut 06820 (hereinafter referred to as "LICENSOR"), and Custravalca Brink's, C.A., a corporation incorporated under the laws of Venezuela, with principal office for the transaction of business at ___________________________, Venezuela (hereinafter referred to as "LICENSEE").

                                   WITNESSETH:

WHEREAS, Brink's, Incorporated, a Delaware corporation, has for many years used one or more of its TRADE SYMBOLS (as hereinafter defined), has obtained registrations for its trademarks and servicemarks and has established substantial goodwill throughout the world in connection with said trademarks and servicemarks;

WHEREAS, LICENSOR has been granted the right by Brink's, Incorporated to license the TRADE SYMBOLS to third parties, in countries, areas or territories as LICENSOR shall deem necessary and desirable;

WHEREAS, LICENSEE desires to provide services as defined below (hereinafter referred to as the "SERVICES"), utilizing the TRADE SYMBOLS, in the TERRITORY, as hereinafter defined, under grant of right by LICENSOR;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Definitions

     For the purpose of this Agreement, the following definitions shall apply:

     a) The term "TRADE SYMBOLS" shall mean:

        i) the trademark or servicemark "Brink's" and variations thereof; and

        ii) such slogans, labels, copyrights, emblems, insignia, and other trade identifying symbols used or registered by Brink's, Incorporated and/or LICENSOR anywhere in the world in connection with the sale of the SERVICES or hereafter designated by LICENSOR in writing for use in connection with the SERVICES, whether or not said TRADE SYMBOLS be registered in the TERRITORY.

    b) The term "TERRITORY" shall mean Venezuela.

    c) The term "affiliated business organizations", "affiliated company" or "affiliates" shall mean any person, firm or corporation that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the company named.

    d) The term "control" (including the terms "controlling", "controlled by" and "under common control with") as used herein shall mean the possession, direct or indirect, or the power to direct or cause the direction of the management and policies of any person, firm or corporation, whether through ownership of voting securities, by contract or otherwise.

    e) the term "SERVICES" shall mean armored car services for the transportation of currency, diamonds and jewelry, precious metals and other valuables and securities; servicing of automated teller machines, including cash replacement, deposit pick-up and maintenance; processing, counting and wrapping coin; processing and counting paper currency; providing various vaulting services; providing international freight forwarding services for valuables (including customs clearance) and providing ground support for air courier services and all other services related to the foregoing.

2. Grant or Right to Use of the TRADE SYMBOLS

     LICENSOR, to the extent that it may be able lawfully to do so, hereby grants to LICENSEE, during the term of this Agreement and subject to its terms and conditions, a non-exclusive and non-transferable right to use of the TRADE SYMBOLS in relation to the SERVICES within the TERRITORY. It is expressly understood that the rights granted herein do not extend to any other item, except those specific items set forth as the SERVICES, which such rights are expressly reserved to LICENSOR. Nothing herein contained shall prohibit, limit or restrict Brink's, Incorporated, or LICENSOR, in any form or manner from using, in the TERRITORY, the TRADE SYMBOLS, or any of them either alone or as a component of another trademark and nothing herein contained shall prohibit, limit or restrict Brink's, Incorporated or LICENSOR from licensing or otherwise disposing of such use, in the TERRITORY, to any other person, firm or corporation. LICENSOR reserves the right to change or alter the definition, scope, design and/or content of the TRADE SYMBOLS and the TERRITORY during the continuance of this Agreement in which event, LICENSEE agrees to conform to and abide by such changes or alterations. LICENSEE shall have no right to sub-license the use of TRADE SYMBOLS.

3.   Quality Control and Inspection

     a) The permitted use by LICENSEE of the TRADE SYMBOLS shall be subject to the instructions of LICENSOR furnished to LICENSEE from time to time, and shall be made only in relation to the SERVICES which conform to standards and specifications furnished and/or approved, from time-to-time by LICENSOR. LICENSEE shall upon request by the LICENSOR submit to LICENSOR for approval designs, materials, packages, labels promotional materials and advertising for use in relation to the SERVICES. LICENSEE shall not offer for sale any of the SERVICES using the TRADE SYMBOLS which are of a quality or a standard inferior to that approved by LICENSOR or which will tend to injure the reputation and goodwill attached to the TRADE SYMBOLS.

     b) LICENSEE shall at all times permit LICENSOR by representatives designated by LICENSOR, to inspect the SERVICES provided by LICENSEE under the TRADE SYMBOLS and the facilities where or by means of which the SERVICES are provided. At all times, LICENSEE shall comply with the reasonable quality control procedures furnished or approved, from time to time, by LICENSOR.

4.   Title to TRADE SYMBOLS

     a) LICENSEE recognizes and acknowledges Brink's, Incorporated's exclusive title to the TRADE SYMBOLS and LICENSOR'S right to license the TRADE SYMBOLS to LICENSEE hereunder and LICENSEE shall not, at any time, do or cause to be done any act or things which will in any way impair the rights of Brink's, Incorporated or LICENSOR in and to the TRADE SYMBOLS. It is understood and LICENSEE acknowledges that LICENSEE shall not acquire and shall not claim title to the TRADE SYMBOLS adverse to Brink's, Incorporated or LICENSOR by virtue of this license granted to LICENSEE or through LICENSEE'S use of the TRADE SYMBOLS, it being the intention of the parties that all of the use of TRADE SYMBOLS by LICENSEE, including any and all goodwill arising from LICENSEE'S use thereof, shall at all times inure to the benefit of Brink's, Incorporated and LICENSOR. LICENSEE further undertakes that in the event any infringement of the rights of Brink's, Incorporated and LICENSOR to any of the TRADE SYMBOLS in the TERRITORY comes to the notice of LICENSEE during the term of this Agreement, LICENSEE shall promptly notify LICENSOR, in writing, and shall join with LICENSOR, if requested by LICENSOR, in taking such steps, if any, as LICENSOR may deem advisable against the infringement, or otherwise, for the protection of LICENSOR'S and Brink's, Incorporated's rights. LICENSEE shall take no such action without the express written consent of LICENSOR.

     b) LICENSEE shall, at LICENSOR'S request, execute, acknowledge and deliver to LICENSOR any documents and/or instruments that LICENSOR may, from time to time, deem necessary or desirable to evidence, protect, enforce or defend Brink's, Incorporated's rights and LICENSOR'S rights in and to the TRADE SYMBOLS. LICENSOR and LICENSEE shall cooperate in good faith in all actions to protect the TRADE SYMBOLS.

     c) Upon termination or cancellation of this Agreement, by expiration or otherwise, LICENSEE shall immediately discontinue and shall thereafter refrain from the use of the TRADE SYMBOLS, or any of them, in any way or for any purpose whatsoever, and will not use at any time, any trademarks, servicemarks, trade names, slogans, labels, copyrights, emblems, insignia, packages and other trades identifying symbols bearing resemblance to the TRADE SYMBOLS or any of them.

     d) Upon termination of this Agreement, LICENSEE shall ship to LICENSOR, upon request of LICENSOR, any and all printed matter, displaying any TRADE SYMBOL.

5.   Royalties

     a) Commencing January l, 2000 (or such later date as may be mutually agreed upon by the parties), LICENSEE shall pay to LICENSOR, in consideration of the rights granted to LICENSEE by LICENSOR hereunder, a royalty equal to three percent (3%) of LICENSEE'S gross revenue per year from all sources, payable during the continuance of this Agreement on a quarterly basis.

     b) LICENSEE shall maintain itemized, complete and accurate books of account with respect to its performance under this Agreement.

     c) All payments due to LICENSOR hereunder shall be made to LICENSOR in United States Dollars, converted from local currency at the average official rate of exchange during the quarter immediately prior to such payment, at LICENSOR'S Treasurer's office, or in such manner or at such other place as may be designated by LICENSOR in writing.

     d) Any taxes, duties or imposts, other than income or profit taxes assessed or imposed upon the sums due hereunder to LICENSOR or upon or with respect to this Agreement, shall be borne and discharged by LICENSEE and no part thereof shall be deducted from any amount payable to LICENSOR under any clause of this Agreement, said amounts to be net to LICENSOR, free of any and all deductions, except as provided herein.

6.   Promotional Activities

     LICENSEE shall conscientiously work and fully develop the TERRITORY, use its best efforts to fully adequately promote the sale of the SERVICES under the TRADE SYMBOLS in the TERRITORY, and maintain the high standards of LICENSOR as to advertising and all other promotion and promotional material. LICENSOR retains the right to review and approve all advertising and other promotional material. All advertising and promotional material will be prepared in accordance with applicable law.

7.   Disclaimer of Warranty

     While LICENSOR believes that none of the TRADE SYMBOLS licensed hereunder will infringe on any rights, trademark or otherwise, owned by any other person, firm or corporation, it does not warrant that any such TRADE SYMBOLS do not or will not infringe on any rights, trademark or otherwise in any part of the world.

8.   Term

     Unless sooner terminated as provided for in this Agreement, this Agreement shall remain in effect only during the term of the Shareholders' Agreement, dated January 10, 1997, by and between Brink's Security International, Inc. ("BSI") and Valores Tamanaco, C.A. (the "Shareholders' Agreement"). This Agreement shall immediately terminate upon: (i) the termination of the Shareholders' Agreement for any reason whatsoever, (ii) BSI (or another Brink's affiliate) ceasing to be a shareholder of the LICENSEE; (iii) the termination of the Management Agreement between BSI (or another Brink's affiliate) and LICENSEE, dated January __. 1997; or (iv) the existence of any other ground for termination as set forth in this Agreement.

9.   Termination

     a) Either party to this Agreement shall have, in addition to any other rights and remedies it may have hereunder or at law or in equity, the right to terminate the same on thirty (30) days' written notice to the other, if the other party shall breach or default in the performance of any material provision hereof; provided, however, that if the party receiving such notice of termination shall cure the breach or default within such thirty
     (30) day period, the Agreement shall continue in full force and effect.

     b) LICENSOR shall have the right, notwithstanding any other provisions of this Agreement, and in addition to any other rights and remedies it may have, to terminate this Agreement forthwith and at any time if LICENSEE becomes insolvent or if LICENSEE files a petition in bankruptcy or insolvency; or if LICENSEE is adjudicated bankrupt or insolvent; or if LICENSEE files any petition or answer seeking reorganization, readjustment, or arrangement of LICENSEE'S business under any law relating to bankruptcy or insolvency; or if a receiver, trustee or liquidation is appointed for any of the property of LICENSEE and within sixty (60) days thereof LICENSEE fails to secure a dismissal thereof; or if LICENSEE makes any assignment for the benefit of creditors.

     c) LICENSOR shall have, notwithstanding any other provisions of this Agreement, and in addition to any other rights and remedies it may have, the right to terminate this Agreement, at any time, one thirty (30) days' written notice to LICENSEE if any competitor of LICENSOR is, or becomes, an affiliate of LICENSEE.

     d) In any event, termination shall not prejudice any cause of action or claim of either party accrued or to accrue by reason of any breach by the other party.

10.  Indemnification

     LICENSEE agrees to indemnify LICENSOR and Brink's, Incorporated and hold LICENSOR and Brink's, Incorporated harmless from any and all claims, suits, losses, costs and/or expenses arising out of or in connection with LICENSEE'S performance under this Agreement.

11.  Exoneration from Responsibility

     Neither LICENSOR nor its employees shall have any responsibility for the operation or performance of the facilities contemplated under this Agreement, nor for any decisions which may be made in connection therewith, whether upon the recommendation of LICENSOR or otherwise.

12.  Governing Law; Jurisdiction

     a) The laws of the State of Connecticut (without giving effect to principles of conflicts of law), to the exclusion of the laws of any other state, shall be applicable to this Agreement, its construction, interpretation, effect, performance or non-performance, or the consequences thereof, as well as to all transactions contemplated by this Agreement, and their construction, interpretation, effect, performance or non-performance and the consequences thereof.

     b) Any dispute arising out of or in connection with the present Agreement shall be finally settled by Arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one arbitrator in accordance to said Rules. Arbitration proceedings will be conducted in Paris, France. The language of the proceedings, including all documentation, shall be English. The above notwithstanding, LICENSOR shall, at its discretion, have the right to seek injunctive relief in any court of competent jurisdiction in the event of any breach of this Agreement.

     c) The arbitrator shall not be entitled to award punitive damages. The arbitration award, when filed by the parties hereto, shall be final and binding upon the parties. If necessary, judgment may be entered upon the final decision of the arbitrator in any court having competent jurisdiction. The costs of the arbitration shall be borne by the losing party unless otherwise determined by the arbitrator, provided, however, that each side shall bear its own cost of counsel.

13.  Independent Contractor

     Nothing contained in this Agreement shall constitute LICENSEE the agent or legal representative of LICENSOR for any purpose whatsoever. LICENSEE is not granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of LICENSOR, or to bind LICENSOR in any manner, or with respect to any thing whatsoever.

14.  Assignment - Sale - Merger

     This Agreement shall not be assignable in whole or in part by either party hereto, except that LICENSOR shall have the unconditional right to assign this Agreement to another member of its corporate group. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors and assigns (where permitted by the terms of this Agreement).

     If any of the following events occur during the continuance of this Agreement, this Agreement shall automatically by these terms be terminated as of the effective date of the event:

     a) the merger or consolidation of LICENSEE, unless approved by LICENSOR;

     b) the transfer or sale of all or substantially all of the assets of LICENSEE to a third party(ies); or

     c) the transfer or sale of all or a majority of the stock of LICENSEE to a third party(ies).

15.  Notices

     All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing, in English and shall be deemed to have been given if delivered personally or sent by telefax, confirmed by registered air mail effective on the date of the telefax confirmation if the hard copy confirmation is mailed on the same day or within two business days thereafter, to the following addresses:

          If to LICENSOR to:

               Senior Vice President, Finance
               Brink's Network, Incorporated
               One Thorndal Circle
               P.O. Box 1225

               Darien, CT 06820
               U.S.A.
               Telefax No: (203) 662-7854

(With a copy to the General Counsel of Brink's, Incorporated at the same address.)

     If to LICENSEE to:

               -------------------------
               Custravalca Brink's, C.A.
               -------------------------
               -------------------------
               -------------------------
               Venezuela
               Telefax No.:
                           -------------

or to such other address and/or individual as may be furnished, from time to time, in writing, by the parties hereto.

16.  Miscellaneous

     a) This Agreement contains the entire agreement of the parties hereto and no provision of this Agreement may be changed or modified except in writing signed by the parties hereto.

     b) The failure of either party to enforce any right hereunder shall not be deemed a waiver of any other right hereunder or any other breach or failure by said party, whether of a similar nature or otherwise.

     c) If any provision of this Agreement shall be declared void by any court, or administrative body of competent jurisdiction, the validity of any other provision which may nonetheless be given effect shall not be affected thereby.

     d) The governing language for this Agreement shall be English. In the event a translation should be legally required, the translation shall be provided by the Secretary of the LICENSEE, which translation shall be approved by LICENSOR and LICENSEE. Notwithstanding the existence of a translation, in the event of any discrepancy between the English version and the translated version, the English version shall prevail and English shall remain the governing language.

     e) The parties hereto warrant that they are fully authorized and empowered to enter into this Agreement on behalf of their respective companies and that such action does not contravene any existing statute, decree, contract or other provision of whatever nature.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                            BRINK'S NETWORK, INCORPORATED
                            (LICENSOR)

                            By
                              ---------------------------

                            Title
                                 ------------------------

WITNESS:

----------------------


                            CUSTRAVALCA BRINK'S, C.A.
                                 (LICENSEE)

                            By
                              ---------------------------

                            Title
                                 ------------------------

WITNESS:

----------------------